EXHIBIT (3)(c) AND (3)(d)
- -------------------------


                      SECOND AMENDED AND RESTATED

                         DECLARATION OF TRUST

                                  OF

                    BANYAN STRATEGIC REALTY TRUST,
        including Certificate of Designations, Preferences and
            rights of Series A Convertible Preferred Shares
                   of Banyan Strategic Realty Trust


     THIS AMENDED AND RESTATED DECLARATION OF TRUST, dated as of March 14, 1986, as amended and restated as of August 8, 1986, and amended on March 8, 1991 and May 4, 1993 and amended on August 12, 1998, is hereby accepted by the Trustees of BANYAN STRATEGIC REALTY TRUST (the "Trust"), who hereby declare that all property, real, personal or mixed, tangible or intangible or of any other description now held or hereafter acquired by or transferred to them in their capacities as Trustee hereunder, together with the income and profits therefrom and the proceeds thereof, shall be held by them in trust and shall be received, managed and disposed of for the benefit of the Shareholders hereunder and in the manner and subject to the terms and conditions herein provided.


                               ARTICLE I

                        THE TRUST, DEFINITIONS

     1.1 NAME. The trust created by this Declaration of Trust, herein referred to as the "Trust," shall be known by the name "BANYAN STRATEGIC REALTY TRUST" (the "Trust"). So far as may be practicable, legal and convenient, the affairs of the Trust shall be conducted and transacted under that name, which name shall not refer to the Trustees individually or personally or to the Shareholders of the Trust, or to any officers, employees or agents of the Trust or the Trustees.

     Under circumstances in which the Trustees determine that the use of the name "BANYAN STRATEGIC REALTY TRUST" is not practicable, legal and convenient, they may as appropriate use and adopt another name under which the Trust may hold property or operate in any jurisdiction. Legal title to all the properties subject from time to time to this Declaration of Trust shall be transferred to, vested in and held by the Trustees as joint tenants with right of survivorship as Trustees of this Trust, and not individually, except that the Trustees shall have the power to cause legal title to any property of this Trust to be held by and/or in the name of one or more of the Trustees, or any other person as nominee, on such terms, in such manner, and with such powers as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected.

     1.2 PLACE OF BUSINESS. The Trust shall maintain an office in Boston, Massachusetts, and shall designate a resident agent for service of process, which office and agent initially shall be c/o CT Corporation System, 2 Oliver Street, Boston, Massachusetts 02109. This office and the name and address of the Trust's resident agent for service of process may change from time to time in the determination of the Trustees, with any changes reported from time to time to the Secretary of the Commonwealth of Massachusetts. The Trust may have such other offices or places of business within or without the Commonwealth of Massachusetts as the Trustees may from time to time determine.

     1.3 NATURE OF TRUST. The Trust is a trust or voluntary association of the type referred to in Section 1 of Chapter 182 of the General Laws of the Commonwealth of Massachusetts and commonly known as a business trust. It is intended that the Trust elect to carry on business as a real estate investment trust as described in Sections 856-860 of the Code as soon as and as long as it is deemed by the Trustees to be in the best interest of the Shareholders to make such election; provided, however, that, by affirmative vote of the holders of two-thirds of the outstanding shares, the Shareholders may determine that the Trust shall no longer carry on the business as a real estate investment trust and shall cease to qualify as such under the Code. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation, or joint stock company or association (but nothing herein shall preclude the Trust from being taxable as an association under Section 856-860 of the Code) nor shall the Trustees or Shareholders or any of them for any purpose be deemed to be or be treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers or as agents of one another. The relationship of the Shareholders to the Trustees shall be solely that of beneficiaries of the Trust and their rights shall be limited to those conferred upon them by this Declaration.

     1.4 PURPOSE OF THE TRUST. The purpose of the Trust is to lend funds secured by real property, by interests in entities which own real property or by a similar security interest, and in general to carry on any other acts in connection with or arising out of the foregoing and to have and exercise all powers that are available to voluntary associations formed under the laws of the Commonwealth of Massachusetts and to do any or all of the things herein set forth to the same extent as natural persons might or could do.

     1.5 DEFINITIONS. The terms defined in this Section 1.5 whenever used in this Declaration shall, unless the context otherwise requires, have the respective meanings hereinafter specified in this Section 1.5. In this Declaration, words in the singular number include the plural and in the plural number include the singular.

     "Advisor." VMS Realty Partners, which, pursuant to the Advisory Agreement, will serve as the initial investment advisor and administrator of the Trust, or any successor Advisor selected by the Trustees; it shall also include any person or entity to which the Advisor subcontracts substantially all of its administrative functions.

     "Affiliate." An Affiliate of, or a person Affiliated with, a specified person, is (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more or the outstanding voting securities or beneficial interests of such other person, (iii) any officer, director, trustee or general partner of such person and (iv) if such other person is an officer, director, trustee or partner of another entity, then the entity for which that person acts in any such capacity.

     "Annual Meeting of Shareholders." The meeting referred to in the first sentence of Section 7.7.

     "Annual Report." The report referred to in Section 7.9.

     "As-Built Appraised Value of the Property" shall mean the land portion of the Appraised Value of the mortgaged property, taking into account the planned development of the property as determined by an MAI appraisal.

     "Average Invested Assets." For any period, the average Total Assets of the Trust, invested, directory or indirectly, in Mortgage Loans before reserves for bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

     "By-Laws."  The By-Laws referred to in Section 4.4, if adopted.

     "Chairman." The Advisor, if any, shall designate one of the Trustees to be Chairman of the Board of Trustees. The Chairman shall not have any powers not also delegated to the other Trustees, except as expressly provided herein.

     "Code." The Internal Revenue Code of 1986, as amended, or corresponding provisions of any successor legislation.

     "Commission."  The Securities and Exchange Commission.

     "Declaration." This Declaration of Trust and all amendments or modifications hereof.

     "Independent Trustee" shall mean a person other than an officer or employee of the Trust or its subsidiaries or any other individual having a relationship which, in the opinion of the Board of Trustees, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Trustee.

     "Mortgage Loans." Notes, debentures, bonds and other evidences of indebtedness or obligations which are secured or collateralized by interests in real property.

     "Net Assets." The Total Assets (other than intangibles) of the Trust at cost before deducting depreciation or other non-cash reserves, less total liabilities, calculated at least quarterly according to generally accepted accounting principles on a basis consistently applied.

     "Net Income." The net income of the Trust for any period shall mean total revenues applicable to such period as determined for federal income tax purposes, less the expenses applicable to such period, other than additions to reserves for bad debts or other similar non-cash reserves; for purposes of calculating Operating Expenses, Net Income shall not include the gain from the sale of the Trust's assets.

     "Operating Expenses."   All operating, general and administrative
expenses of the Trust as determine under generally accepted accounting principles, including rent, utilities, capital equipment, salaries, fringe benefits, travel expenses and other administrative items, but excluding the expenses of raising capital, interest payments, taxes, non-cash expenditures (e.g., depreciation, amortization, bad debt reserves), the Subordinated Incentive Fee, and the costs related directly to a specific Mortgage Loan investment by the Trust, such as expenses for originating, acquiring, servicing or disposing of a Mortgage Loan.

     "Registration Statement." The Trust's registration statement on Form S-11 filed with the Securities and Exchange Commission, as amended, relating to the Trust's first public offering of securities.

     "Preferred Shares" shall mean preferred shares of beneficial interest of the Trust, designated by the Board of Trustees and issued pursuant to the Declaration.

     "REIT" and "real estate investment trust." A real estate investment trust as defined in Sections 856-860 of the Code.

     "Shareholders."  The registered holders of Shares.

     "Shares." Shares of beneficial interest of the Trust, evidencing a pro rata ownership interest in the Trust Estate and being of a class having the right to elect the Trustees of the Trust, issued pursuant to the Declaration.

     "Sponsor." Any person directly or indirectly instrumental in organizing, wholly or in part, the Trust or any person who will manage or participate in the management of the Trust, and any Affiliate of any such person, but excluding: (i) a person whose only relationship with the Trust is that of an independent property manager and whose only compensation is as such; and (ii) wholly independent third parties; such as attorneys, accountants and underwriters whose only compensation is for professional services.

     "Total Assets." The book value of all assets of the Trust, determined in accordance with generally accepted accounting principles.

     "Trust."  The Trust created by this Declaration.

     "Trustees." As of any particular time, means the individuals holding office under this Declaration at such time, whether they be the Trustees named herein or additional or successor Trustees.

     "Trust Estate." The assets of the Trust, the legal title to which is held by the Trustees as Trustees of the Trust and the equitable title to which is evidenced by the Shares and held by the Shareholders.

     "Unimproved Real Property." Property which has each of the following three characteristics: (i) it was not acquired for the purpose of producing rental or other operating income, (ii) there is no development or construction in process on such land, and (iii) there is no development or construction planned in good faith to commence on such land within one year.


                              ARTICLE II

                           INVESTMENT POLICY

     2.1 GENERAL STATEMENT OF POLICY. It is the general policy of the Trust that the Trustees invest the Trust Estate principally in investments which will conserve and protect the Trust's invested capital, produce income and cash which may be used to make cash distributions to Share-holders, and offer the potential for participation in the appreciation realized upon the sale, refinancing or other disposition of the properties which secure such investments. The Trustees shall at least annually review the investment policies of the Trust to determine that the policies being followed by the Trust are in the best interests of the Shareholders, and each such determination and the basis therefor shall be set forth in the minutes of meetings of the Trustees.

     2.2 ADDITIONAL INVESTMENTS. To the extent that the Trust has assets not otherwise invested in accordance with Section 2.1, the Trustees may invest such assets in:

           2.2.1 mortgage-backed obligations of or guaranteed or insured - by the United States Government or any agencies or political subdivisions thereof;

           2.2.2 other obligations of or guaranteed or insured by the United States Government or by any state, territory or possession of the United States of America or any agencies or political subdivisions thereof;

           2.2.3 shares of other REITs; or

           2.2.4 other investments which qualify as "real estate assets, cash and cash items (including receivables), and Government securities" under Section 856(c)(5)(A) of the

                 Code; provided, however, that the assets of the Trust shall at all times be invested in a manner which permits the Trust to qualify as a REIT under the Code, so long as the Trust elects to qualify as a REIT.


                               ARTICLE 3

                               TRUSTEES

     3.1 NUMBER, TERM OF OFFICE, QUALIFICATION OF TRUSTEES. The Board of the Trust shall be comprised of no fewer than three nor more than nine Trustees, unless one or more Trustees are required to be added to the Board under the designations of any Preferred Shares, in which case the authorized number of Trustees shall be increased in order to comply with such designations. At least a majority of the Trustees shall at all times be Independent Trustees. The range in the authorized number of Trustees may be changed by vote of Shareholders holding or having the right to vote a majority of the Shares, provided that the exact number of Trustees within such range shall be specified by the Trustees from time to time. There shall be no cumulative voting in the election of Trustees. Trustees may be reelected without limit as to the number of times. A Trustee shall be an individual at least 21 years of age who is not under legal disability. Unless otherwise required by law or by action of the Trustees, no Trustee shall be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustees in their capacity as Trustees shall not be required to devote their entire time or any specified portion of their time to the business and affairs of the Trust.

     3.2 ELECTION OF TRUSTEES. The initial Trustees shall be elected at the annual meeting of the Shareholders, except as provided in Sections 3.4 or 3.5, and each Trustee elected shall hold office until the next annual meeting of the Shareholders of the Trust and until his or her successor is duly elected and qualified, or until his or her death or retirement or until he or she resigns or is removed in the manner hereinafter provided. Such election shall be by written ballot.

     3.3 COMPENSATION AND OTHER REMUNERATION. Each Independent Trustee shall be entitled to receive $20,000 per year for his or her services as an Independent Trustee plus $1,000 for each meeting of the Board attended in person and $500 per hour for each meeting of the Board attended via telephonic conference call. The compensation payable to the Trustees for their services hereunder may be increased or decreased upon the affirmative vote of the holders of a majority of Shares at an Annual Meeting of Share-holders or a special meeting of Shareholders called for that purpose. The Trustees shall be reimbursed for their reasonable expenses incurred in connection with their services as Trustees, including, without limitation, travel to and attendance at meetings of the Board of Trustees and Annual Meetings of Shareholders.

     3.4 RESIGNATION, REMOVAL AND DEATH OF TRUSTEES. A Trustee may resign at any time by giving written notice to the remaining Trustees.
Such resignation shall take effect on the date such notice is given or at any later time specified in the notice. A Trustee may be removed at any time with or without cause by vote or written consent of Shareholders holding or having the right to vote a majority of the outstanding Shares, and can be removed at a special meeting pursuant to Section 7.7 herein, unless the designations of any Preferred Shares require otherwise, in which case the terms of the designations shall prevail. A Trustee may also be removed with cause by a majority of the remaining Trustees, unless the designations of any Preferred Shares require otherwise, in which case the terms of the designations shall prevail. For purposes of the immediately preceding sentence "cause" shall include, without limitation, any physical and/or mental inability, due to a condition or illness which is expected to be of permanent or indefinite duration, to perform the duties of a Trustee.

Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents, if any, as the remaining Trustees shall reasonably require for the conveyance of any Trust property held in his name, shall account to the remaining Trustees as they require for all property which he holds as Trustee and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts, if any, set forth in the preceding sentence and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee, or the estate of the deceased Trustee, as the case may be.

     3.5 VACANCIES. If any or all of the Trustees cease to be Trustees hereunder, whether by reason of resignation, removal, incapacity, death or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trustee or Trustees may exercise the power of the Trustees hereunder. Vacancies among the Trustees (including vacancies created by increases in the number of Trustees) shall be filled by a majority of the remaining Trustees, unless the designations of any Preferred Shares require otherwise, in which case the terms of the designations shall prevail. If at any time there shall be no Trustees in office, successor Trustees shall be elected by the Shareholders as provided in Section 7.7, unless the designations of any Preferred Shares require otherwise, in which case the terms of the designations shall prevail.

     3.6 SUCCESSOR AND ADDITIONAL TRUSTEES. The right, title and interest of the Trustees in and to the Trust property, shall also vest in successor and additional Trustees upon their qualification, and they shall thereupon have all the rights and obligations of Trustees hereunder. Such right, title and interest shall vest in the Trustees whether or not conveyancing documents have been executed and delivered pursuant to
Section 3.4 or otherwise. Appropriate written evidence of the election and qualification of successor and additional Trustees shall be filed with the records of the Trust and in such other offices or places as the Trustees may deem necessary, appropriate or desirable. Upon, the resignation, removal or death of a Trustee, he (and in the event of his death, his estate) shall automatically cease to have any right, title or interest in or to any of the Trust property, and the right, title and interest in such Trustee in and to the Trust Estate shall vest automatically in the remaining Trustees without any further act.

     3.7   ACTIONS BY TRUSTEES.   The Trustees may act with or without a
meeting.   A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless specifically provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present at such meeting if a quorum is present, or without a meeting by written consent of all of the Trustees. The acquisition of any investment shall require the approval of the majority of the Trustees. Any action taken by the Trust in which the Sponsor, the Advisor or their Affiliates have an interest must be approved by a majority of the Trustees.

In addition, any investment, distribution, payment or disposition of assets or funds between the Trust and the Sponsor, the Advisor or a Trustee or any of their respective Affiliates require the additional approval of a majority of the Trustees who are not parties to the transaction or Affili-ates of any person or entity (other than the Trust) who is a party to the transaction. Any agreement, deed, mortgage, lease or other instrument or writing executed by any one or more of the Trustees or by any one or more authorized persons shall be valid and binding upon the Trustees and upon the Trust when authorized by action of the Trustees or as approved in the By-Laws, if the same are adopted. Trustees may conduct meetings by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     An annual meeting of the Trustees shall be held at substantially the same time as the Annual Meeting of Shareholders. Regular meetings shall be held at least four times per year at such times as shall be fixed by the Trustees. No notice shall be required of an annual or a regular meeting of Trustees.

     Special meetings of the Trustees shall be called by the Chairman upon the request of any two Trustees and may be called by the Chairman on his own motion, on not less than two days' notice to each Trustee if the meeting is to be held in person, and/or not less than eight hours' notice if the meeting is to be held by conference telephone or similar equipment. Such notice, which shall state the purpose of the meeting, shall be by oral, telegraphic, telephonic or written communication stating the time and place therefor. Notice of any special meeting need not be given to any Trustee entitled thereto who submits a written and signed waiver of notice, either before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

     Regular or special meetings of the Trustees may be held within or without the Commonwealth of Massachusetts, at such places as shall be designated by the Trustees. The Trustees may adopt such rules and regulations for their conduct and the management of the affairs of the Trust as they may deem proper and as are not inconsistent with this De-claration.

     3.8 INDEPENDENT TRUSTEES. In order that a majority of the Trustees shall at all times be Independent Trustees, if, at any time, by reason of one or more vacancies, there shall not be such a majority, then within 90 days after such vacancy occurs, the continuing Independent Trustee or Trustees then in office shall appoint, pursuant to Section 3.5, a sufficient number of other persons who are Independent Trustees, so that there shall be such a majority. Notwithstanding the provisions of
Section 3.1, of the preceding sentence of this Section 3.8, or of any other provision of this Declaration of Trust, however, there shall be no requirement as to the election, appointment or incumbency of, or as to any action by, Independent Trustees at any time that all of the outstanding Shares of the Trust are owned by the Advisor and Affiliated persons of the Advisor, and by employees of the Advisor and of such Affiliated persons.

     3.9 COMMITTEES. The Trustees may appoint from among their number an executive committee and such other standing committees, including without limitation, audit and nominating committees, or special committees as the Trustees determine. Each standing committee shall consist of three or more members, a majority of whom shall be Independent Trustees. Each committee shall have such powers, duties and obligations as may be required by any governmental agency or other regulatory body or as the Trustees may deem necessary and appropriate.

     3.10 RESIGNATION OF INDEPENDENT TRUSTEES. In the event that a person elected as an Independent Trustee ceases to be an Independent Trustee, and if, as a result, a majority of Trustees are no longer Independent Trustees, such person shall immediately resign as a Trustee and such vacancy shall be filled in a manner consistent with Sections 3.5, 3.6 and 3.8 hereof.


                              ARTICLE IV

                           TRUSTEES' POWERS

     4.1 POWER AND AUTHORITY OF TRUSTEES. The Trustees, subject only to the specific limitations contained in this Declaration, shall have, without further or other authorization, and free from any power of control on the part of the Shareholders, full, absolute and exclusive power, control and authority over the Trust Estate and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right, and to do all such acts and things as in their sole judgment and discretion are necessary or incidental to, or desirable for, the carrying out of any of the purposes of the Trust or conducting the business of the Trust. Any determination made in good faith by the Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive and each such determination and the basis therefor shall be set forth in the minutes of meetings of the Trustees. In construing the provisions of this Declaration, the presumption shall be in favor of the grant of powers and authority to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein by statute or rule of law upon the Trustees.

     4.2 SPECIFIC POWERS AND AUTHORITIES. Subject only to the express limitations contained in this Declaration and in addition to any powers and authorities conferred by this Declaration or which the Trustees may have by virtue of any present or future statute or rule of law, the Trustees, without any action or consent by the Shareholders shall have and may exercise, at any time, and from time to time, the following powers and authorities which may or may not be exercised by them in their sole judgment and discretion, and in such manner, and upon such terms and conditions as they may, from time to time, deem proper:

           4.2.1 to retain, invest and reinvest the capital or other funds of the Trust and, for such consideration as they deem proper, to purchase or otherwise acquire for cash or other property or through the issuance of Shares or other securities of the Trust and hold for investment real or personal property of any kind, tangible or intangible, in entirety or in participation and to possess and exercise all the rights, powers and privileges appertaining to the ownership of the Trust Estate with respect thereto;

           4.2.2 to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of or grant interests in all or any portion of the Trust Estate by deeds, financing statements, security agreements and other instruments, trust deeds, assignments, bills of sale, transfers, leases or mortgages, for any of such purposes;

           4.2.3 to enter into leases, contracts, obligations, and other agreements for a term extending beyond the term of office of the Trustees and beyond the possible termination of the Trust or for a lesser term;

           4.2.4 to borrow money and give negotiable or non-negotiable instruments therefor; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Trust; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber or hypothecate the Trust Estate to secure any of the foregoing;

           4.2.5 to lend money, whether secured or unsecured, to any person, including any person affiliated with the Trust or the Advisor;

           4.2.6 to create reserve funds for any purpose;

           4.2.7 to incur and pay out of the Trust Estate any charges or expenses, and disburse any funds of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustees, necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust, including, without limitation, taxes and other governmental levies, charges and assessments, of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or the Trust Estate or upon or against the Trust Estate or any part thereof, and for any of the purposes herein;

           4.2.8 to deposit funds of the Trust in or with banks, trust companies, savings and loan associations, money market organizations and other depositories or issuers of depository-type accounts, whether or not such deposits will draw interest or be insured, the same to be subject to withdrawal or redemption on such terms and in such manner and by such person or persons (including any one or more Trustees, officers, agents or representatives) as the Trustees may determine;

           4.2.9 to possess and exercise all the rights, powers and privileges appertaining to the ownership of any or all mortgages or securities issued or created by, or interests in, any person, forming part of the Trust Estate, to the same extent that an individual might and, without limiting the generality of the foregoing, to vote or give consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting or action, and may include the exercise of discretionary powers;

           4.2.10 to enter into joint ventures, general or limited partnerships and any other lawful combinations or associations;

           4.2.11 to elect or appoint officers of the Trust (none of whom needs be a Trustee), who may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms, as may be prescribed by the Trustees or by the By-Laws of the Trust, if adopted, or as may pertain to such offices;

           4.2.12 subject to the provisions of Article 5, to retain an Advisor and to pay the Advisor for its services so retained;

           4.2.13 subject to the provisions of Sections 8.5 and 8.6, to engage or employ any persons as agents, representatives, employees or independent contractors (including without limitation, real estate advisors, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, in connection with the management of the Trust's affairs or otherwise, and to pay compensation from the Trust for services in as many capacities as such person may be so engaged or employed and notwithstanding that any such person is, or is an Affiliated person of, a Trustee or officer of the Trust, and, except as prohibited by law, to delegate any of the powers and duties of the Trustees to any one or more Trustees, agents, representatives, officers, employees, independent contractors or other persons, including the Advisor, provided, however, that no such delegation shall be made to an Affiliated person of the Advisor except with the approval of a majority of the Independent Trustees;

           4.2.14 to determine whether moneys, securities or other assets received by the Trust shall be charged or credited to income or capital or allocated between income and capital, including the power to amortize or fail to amortize any part or all of any premium or discount, to treat all or any part of the profit resulting from the maturity or sale of any asset, whether purchased at a premium or at a discount, as income or capital, or apportion the same between income and capital, to apportion the sales price of any asset between income and capital, and to determine in what manner any expenses or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this subsection such moneys, securities or other assets would be regarded as income or as capital or such expense or disbursement would be charged to income or to capital; to treat any dividend or other distribution on any investment as income or capital or to apportion the same between income and capital; to provide or fail to provide reserves for depreciation, amortization, doubtful collection, or obsolescence in respect of all or any part of the Trust Estate subject to depreciation, amortization, collection, or obsolescence in such amounts and by such methods as they shall determine; and to determine the method or form in which the accounts and records of the Trust shall be kept and to changed from time to time such method or form;

           4.2.15 to determine from time to time the value of all or any part of the Trust Estate and of any services, securities, property or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue all or any part of the Trust Estate in accordance with such valuations or other information, which valuations or other information may be provided by the Advisor and or by other persons retained for the purpose, as the Trustees, in their sole judgment, may deem necessary;

           4.2.16 to collect, sue for and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, con-troversies, demands or other litigation relating to the Trust, the Trust Estate or the Trust's affairs, to enter into agreement therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof;

           4.2.17 to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Trust;

           4.2.18 subject to Section 8.4 below, to purchase and pay for out of the Trust Estate insurance contracts and policies insuring the Trust Estate against any and all risks and insuring the Trust, the Trustees, the Shareholders, the officers of the Trust, the Advisor or any or all of them, against any and all claims and liabilities of every nature asserted by any person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustees, Shareholders, officers or the Advisor;

           4.2.19 to cause legal title to any of the Trust Estate to be held by or in the name of the Trust or one or more of the Trustees or any other person as the Trustees may determine, on such terms and in such manner and with such powers (not inconsistent with Section 1.1), and with or without disclosure that the Trust or Trustees are interested therein;

           4.2.20 to adopt an accounting method for the Trust, and from time to time to change such accounting method, and to engage a firm of independent certified public accountants to audit the financial records of the Trust;

           4.2.21 to adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust);

           4.2.22 with respect to any securities issued by the Trust, to provide that the same may be signed by the manual signature of one or more Trustees or officers, or persons who have theretofore been Trustees or officers or by the facsimile signature of any such person (with or without countersignature by a transfer agent, registrar, authenticating agent or other similar person), and to provide that ownership of such securities may be conclusively evidenced by the books and records of the Trust or in any appropriate evidence of the Trust without the necessity of any certificate, all as determined by the Trustees from time to time to be consistent with normal commercial practices;

           4.2.23 to declare and pay cash distributions to Shareholders as provided in Section 7.5, subject to any restrictions set forth in the designations of any Preferred Shares;

           4.2.24 to adopt a distribution reinvestment or similar such plan for the Trust, and to provide for the cost of the administration thereof to be borne by the Trust, subject to any restrictions set forth in the designations of any Preferred Shares;

           4.2.25 to file any and all documents and take any and all such other action as the Trustees in their sole judgment may deem necessary in order that the Trust may lawfully conduct its business in any jurisdiction;

           4.2.26 to participate in any reorganization, readjustment, consolidation, merger, dissolution, sale or purchase of assets, lease or similar proceedings of any corporation, partnership or other organization in which the Trust shall have an interest and in connection therewith to delegate discretionary powers to any reorganization, protective or similar committee and to pay assessments and other expenses in connection therewith, subject to any restrictions set forth in the designations of any Preferred Shares;

           4.2.27 to determine whether or not, at any time or from time to time, to attempt to cause the Trust to qualify or to cease to qualify as a real estate investment trust for federal income tax purposes, and to take all action deemed by the Trustees appropriate in connection with maintaining or ceasing to maintain such qualification;

           4.2.28 to do all other such acts and things as are incident to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed, and to carry out the provisions of this Declaration; and

           4.2.29 in the event that either (a) the assets of the Trust would constitute "plan assets" for purposes of ERISA or (b) the transactions contemplate hereunder would constitute "prohibited transactions" under ERISA or the Code and an exemption for such transactions is not obtainable, or not sought by the Trustees, from the United States Department of Labor, to (1) restructure the Trust's activities to the extent necessary to comply with any exemption in any final plan asset regulation adopted by the Department of Labor or to comply with any requirement the Department of Labor might impose as a condition to granting a prohibited transaction exemption, and/or
(2) terminate the offering of Shares or compel a dissolution and termination of the Trust. The Trustees are empowered to amend such provisions to the minimum extent they believe is necessary in accordance with the advice of accountants and/or counsel to comply with any applicable federal or state legislation, rules, regulations, administrative pronouncements or interpretations and/or judicial interpretations thereof after the date of this Declaration. Such amendment(s) made by the Trustees in reliance upon the advice of competent accountants or counsel described above shall be deemed to be made pursuant to the fiduciary obligation of the Trustees to the Trust and Shareholders, and no such amendment shall give rise to any claim or cause of action by any Shareholder.

     4.3 INVESTMENT OPPORTUNITIES. All Trustees must present investment opportunities which comply with the Trust's investment policies to the Trust prior to engaging in such investments themselves.

     4.4 BY-LAWS. The Trustees may, but are not required to, make, adopt, amend or repeal By-Laws containing provisions relating to the business of the Trust, the conduct of its affairs, its rights or powers and the rights or powers of its Shareholders, Trustees or officers not incon-sistent with law or with this Declaration. Such By-Laws may provide for the appointment of assistant officers or agents of the Trust, subject, however, to the right of the Trustees to remove or discharge such officers or agents.


                               ARTICLE V

          ADVISOR AND OTHER AGENTS; ANNUAL OPERATING EXPENSES

     5.1 EMPLOYMENT OF ADVISOR, EMPLOYEES AND AGENTS. The Trustees are responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by all officers, agents, employees, advisors, managers or independent contractors of the Trust as may be necessary to insure that such business conforms to the provisions of this Declaration. However, the Trustees shall have the power and may, but are not obligated to, retain an Advisor and/or to appoint, employ or contract with any person as the Trustees may deem necessary, or proper for the transaction of the business of the Trust, and for such purpose may grant or delegate such authority to any such person as the Trustees may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by trustees; provided, however, that any determination to retain an Advisor which is an Affiliate shall be valid only if made or ratified with the approval of a majority of the Trustees; and provided further that any such delegation shall not preclude the qualification of the Trust as a REIT under the Code. No advisory contract with an Affiliate shall be entered into or renewed without the approval of a majority of the Trustees.

     It shall be the duty of the Trustees (a) to evaluate the performance of the Advisor before entering into or renewing an advisory contract;
(b) to monitor the administrative procedures, investment operations, and performance of the Trust and the Advisor; and (c) to determine from time to time but at least annually that the total fees and expenses of the Trust are reasonable in light of the investment experience of the Trust, its Net Assets, its Net Income, and the fees and expenses of other comparable advisors in real estate, with each such determination reflected in the minutes of the Trustees' meetings.

     The Trustees, subject to the approval of a majority of the Independent Trustees, and subject to the provisions of Section 5.4, shall have the power to determine the terms and compensation of the Advisor or any other person whom they may employ or with whom they may contract. The Trustees may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf or the Trustees, and to make executive decisions which conform to general policies and general principles previously established by the Trustees.

     5.2 TERM. The Trustees shall not enter into any contract with an Advisor unless such contract has an initial term of not more than one year, provides for annual renewal or extension thereafter and provides that it may be terminated at any time by the Trustees, without cause, upon 60 days written notice or by the Advisor, without penalty, upon 120 days written notice. Any agreement with the Advisor may be terminated by a majority of the Independent Trustees. If the Agreement with the Advisor is terminated, the Advisor will cooperate with the Trust and take all reasonable steps re-quested to assist the Trustees in making an orderly transition of the advisory function. The Trustees shall determine that any successor Advisor possesses sufficient qualifications (a) to perform the advisory function for the Trust and (b) to justify the compensation provided for in its contract with the Trust.

     5.3 ACTIVITIES OF ADVISOR. The Advisor may render advice and services to the Trust as its sole and exclusive function, or engage in other activities including, without limitation, the rendering of advice to other investors and the management of other investments or other real estate investment trusts with similar investment objectives, including, without limitation, investors and investments advised, sponsored or organized by the Advisor. The Trustees may request the Advisor to engage in certain other activities which complement the Trust's investments. Nothing in this Declaration shall limit or restrict the right of any director, officer, employee or shareholder of the Advisor, whether or not also a Trustee, officer or employee of the Trust, to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. The Advisor may, with respect to any loan or other investment in which the Trust may participate or allot a participation, render advice and service, with or without remuneration, to each and every participant in that loan or other investment.

     5.4 ANNUAL OPERATING EXPENSES. The annual Operating Expenses of the Trust shall not exceed the greater of (a) 2% of the Average Invested Assets of the Trust or (b) 25% of the Net Income of the Trust for such year. If the Trust engages an Advisor, the agreement with the Advisor shall require the Advisor to reimburse the Trust for the amount by which the aggregate annual expenses paid or incurred by the Trust exceed the limitations herein provided, within 60 days after the end of such year.

     In the event the Shares are listed for trading on the American Stock Exchange or included for quotation on Nasdaq, then, if required for listing or quotation, each contract with the Advisor shall also provide that, so long as the Shares are listed or quoted, the Advisor will reimburse the Trust within 120 days after the end of the Trust's fiscal year for any amount by which the aggregate compensation paid by the Trust to the Advisor with respect to such fiscal year exceeds the compensation permitted to be paid by the Trust to the Advisor pursuant to the listing guidelines, as applicable from time to time, of the American Stock Exchange or Nasdaq, as the case may be.

     The Trust shall send to its Shareholders quarterly a statement setting forth: (i) the ratio of the costs of raising capital during the quarter to the capital raised; and (ii) the aggregate amount and type of fees paid to the Advisor and all Affiliates of the Advisor by the Trust and by third parties doing business with the Trust who make such payments for the account of the Trust.

     5.5 ADVISOR COMPENSATION. The Independent Trustees shall at least annually review generally the performance of the Advisor, if any, in order to determine whether the compensation which the Trust has contracted to pay to the Advisor is within the limits set forth in this Declaration and is reasonable in relation to the nature and quality of services performed and whether the provisions of the contract with the Advisor are being carried out. The Independent Trustees have a fiduciary duty to the Shareholders to supervise the relationship of the Trust with the Advisor in all respects, including the level of compensation. Each such determination shall be based on such of the following and other factors as the Independent Trustees deem relevant, and shall be reflected in the minutes of the meetings of the Trustees:

          5.5.1 the size of the fees payable to the Advisor in relation to the size, composition and profitability of the portfolio of the Trust;

          5.5.2 the success of the Advisor in generating opportunities that meet the investment objectives of the Trust;

          5.5.3 the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

          5.5.4 additional revenues realized by the Advisor and its Affiliates through their relationship with the Trust, whether paid by the Trust or by others with whom the Trust does business;

          5.5.5 the quality and extent of service and advice furnished to the Trust by the Advisor;

          5.5.6 the performance of the investment portfolio of the Trust, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
          1.1.1

          5.5.7 the quality of the portfolio of the Trust in relationship to any investments generated by the Advisor for its own account.


                              ARTICLE VI

                         PROHIBITED ACTIVITIES

     6.1 PROHIBITED INVESTMENTS AND ACTIVITIES. The Trust shall not engage in any of the following investment practices or activities:

           6.1.1 invest in any foreign currency, bullion or commodities or commodities future, contracts or effect short sales of commodities or securities;

           6.1.2 invest in contracts for the sale of real estate unless such contracts are recordable in the chain of title;

           6.1.3 issue (a) "redeemable securities," "face amount certificates of the installment type" or "periodic payment plan certificates," all as defined in the Investment Company Act of 1940, (b) [reserved], (c) nonvoting or assessable securities (other than debt securities), and (d) convertible or nonconvertible debt securities to the public unless the historical cash flow of the Trust or the substantiated future cash flow of the Trust, excluding extraordinary items, is sufficient to cover the interest of the debt securities;

           6.1.4 grant options, warrants or rights to purchase Shares at exercise prices less than the fair market value of such Shares on the date of grant and for consideration (which may include services) that in the judgment of the Trustees has a market value less than the value of such option, warrant or right on the date of grant; any such options, warrants or rights to purchase Shares issued to the Advisor, Trustees, Sponsor or their Affiliates shall be on the same terms as those sold to the public and shall not exceed an amount equal to 10% of the number of outstanding Shares on the date of the grant;

           6.1.5 engage in underwriting or the agency distribution of securities issued by others;

           6.1.6 invest more than 10% of Total Assets of the Trust in Unimproved Real Property or indebtedness secured by a deed of trust or Mortgage Loans on Unimproved Real Property;

           6.1.7 engage in trading, as compared with investment, activities or in any other activity which would have the effect of causing the Trust to fail to qualify as a REIT under the Code;

            6.1.8     [Reserved].
                1.1.1

           6.1.9 acquire securities in any company holding investments or engaging in activities prohibited by this Section 6.1;

           6.1.10 the Trust may not make junior Mortgage Loans except where the principal amount of such junior Mortgage Loans (excluding interest and working capital and interest reserves) plus the outstanding amount of senior debt does not exceed 85% of the As-Built Appraised Value of the Property, unless a majority of the Independent Trustees determine that an increased amount is justified by additional credit or collateral; the Trust may not make a junior Mortgage Loan which is subordinate to a mortgage held by the Advisor, Trustees, Sponsors or Affiliates of the Trust;

           6.1.11 purchase property from the Sponsor, the Advisor or any Trustee or their Affiliates, unless (i) a majority of the Trustees not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Trust and at a price to the Trust no greater than the cost of the asset to such Sponsor, Advisor, Trustee or Affiliate thereof, or, (ii) if the price to the Trust is in excess of such costs, that substantial justification for such excess exists and such excess is not unreasonable; in no event shall the cost of such asset to the Trust exceed its current appraised value as determined by a qualified independent real estate appraiser selected by the Trustees not otherwise interested in such transaction; or (b) sell property to the Sponsor, the Advisor, any Trustee or their Affiliates;

           6.1.12 borrow funds from the Sponsor or its Affiliates unless the interest and other financing charges or fees received by the Sponsor or its Affiliates do not exceed the amount which would be charged by unrelated lending institutions on comparable loans for the same purpose;

           6.1.13 purchase insurance either through or from any Affiliate of the Advisor or the Sponsor, unless: (i) before a master insurance policy covering all the Trust's assets is placed through such brokerage services, there will have been received quotations from two independent insurance brokers relating to the proposed coverage, which quotations shall be upon coverage and terms comparable to those proposed to be provided by the Affiliate, and such Affiliate shall not provide such insurance brokerage services unless it can obtain such insurance at a cost which is no greater than the lowest of the two unaffiliated insurance agency quotations for such master insurance policy; and (ii) if at any time the Affiliates cease to derive at least 75% of their business from insurance commissions with respect to insurance written for individuals, partnerships, corporations, trusts or other entities which are not Affiliates of the Advisor or the Sponsor, the Affiliates shall not write any further insurance on behalf of the Trust or on properties then owned by it;

           6.1.14 invest in equity securities of any nongovernmental issuer, including other REITs or limited partnerships, for a holding period in excess of 18 months; such investments in entities affiliated with the Advisor or its Affiliates will not be permitted unless a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Trust; or

           6.1.15 issue its Shares on a deferred payments basis or other similar arrangement.

     6.2 OBLIGOR'S DEFAULT. Notwithstanding any provision in any Article of this Declaration, when an obligor to the Trust is in default under the terms of any obligation to the Trust, the Trustees shall have the power to pursue any remedies permitted by law which in their sole judgment are in the interest of the Trust and the Trustees shall have the power to enter into any necessary investment, commitment or obligation of the Trust resulting from the pursuit of such remedies that are necessary or desirable to dispose of property acquired in the pursuit of such remedies.

     6.3 PERCENTAGE DETERMINATIONS. Whenever standards contained in this Article VI are expressed in terms of a percentage, whether of value, total assets, cost or otherwise, such percentage shall be determined at the time of the approval of a Mortgage Loan by the Trust for a transaction covered by such standard hereunder.


                              ARTICLE VII

                        SHARES AND SHAREHOLDERS

     7.1 TRUST ESTATE. The beneficial interest in the Trust shall be divided into shares of beneficial interest. The Trust shall have authority to issue an unlimited number of common shares of beneficial interest, no par value per share (the "Shares"), and two million preferred shares of beneficial interest, no par value per share (the "Preferred Shares"). The Preferred Shares may be issued on such rights, preferences and designations as determined by the Trustees, including without limitation such rights, preferences and designations which grant the holders of Preferred Shares rights in the Trust Estate superior to those rights of the holders of Shares. The Shares and Preferred Shares may be issued for such consideration as the Trustees shall determine, including, upon the conversion of convertible debt, or by way of share distribution or share split in the discretion of the Trustees. Subject to Section 7.12 hereof, outstanding Shares or Preferred Shares shall be transferrable and assignable in like manner as are shares of common stock or preferred stock of a Massachusetts business corporation. Shares or Preferred Shares reacquired by the Trust shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares or Preferred Shares reacquired by the Trust may be cancelled by action of the Trustees. All Shares or Preferred Shares shall be fully paid and non-assessable by or on behalf of the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of distribution, split, or upon the conversion of convertible debt. Neither the Shares nor the Preferred Shares shall entitle the holder to preference, preemptive, conversion or exchange rights of any kind, except as the Trustees may specifically determine with respect to any Shares or Preferred Shares at the time of issuance of such shares, as set forth in the applicable designations (in the case of Preferred Shares), and except as specifically required by law.

     7.2 LEGAL OWNERSHIP OF TRUST ESTATE. The legal ownership of the Trust Estate and the right to conduct the business of the Trust are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest in the Trust conferred by their Shares issued hereunder and they shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the Trust Estate, nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares.

     7.3 SHARES DEEMED PERSONAL PROPERTY. The Shares shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Declaration. The death, insolvency or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity nor give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustees or the Trust Estate or otherwise except the sole right to demand and, subject to the provisions of this Declaration, the By-Laws, if adopted, and any requirements of law, to receive a new certificate for Shares registered in the name of such legal representative, in exchange for the certificate held by such Shareholder.

     7.4 SHARE RECORD; ISSUANCE AND TRANSFERABILITY OF SHARES. Records shall be kept by or on behalf of and under the direction of the Trustees, which shall contain the names and addresses of the Shareholders, the number of Shares held by them respectively, and the number of certificates, if any, representing the Shares, and in which there shall be recorded all transfers of Shares. The persons in whose names Shares are so recorded shall be deemed the absolute owners of such Shares for all purposes of this Trust; but nothing herein shall be deemed to preclude the Trustees or officers, or their agents or representatives from inquiring as to the actual ownership of Shares. Until a transfer is duly registered on the records of the Trust, the Trustees shall not be affected by any notice of such transfer, either actual or constructive. The payment thereof to the person in whose name any Shares are registered on the records of the Trust or to the duly authorized agent of such person (or if such Shares are so registered in the names of more than one person, to any one of such persons or to the duly authorized agent of such person) shall be sufficient discharge for all distributions payable or deliverable in respect of such Shares.

     In case of the loss, mutilation or destruction of any certificate for Shares, the Trustees may issue or cause to be issued a replacement certificate on such terms and subject to such rules and regulations as the Trustees may from time to time prescribe. Nothing in this Declaration shall impose upon the Trustees or a transfer agent a duty, or limit their rights, to inquire into adverse claims.

     Any issuance, redemption or transfer of Shares which would operate to disqualify the Trust as a real estate investment trust for federal income tax purposes, is null and void, and such transaction will be cancelled when so determined in good faith by the Trustees.

     7.5 DISTRIBUTIONS TO SHAREHOLDERS. The Trustees shall declare and pay to Shareholders quarterly distributions in cash, out of current or accumulated income, capital, capital gains, principal, surplus, proceeds from the increase or refinancing of Trust obligations, from the repayment of loans made by the Trust, from the sale of portions of the Trust Estate, or from any other source as the Trustees in their discretion shall determine within 45 days after the last day of each fiscal quarter during which the "real estate investment trust taxable income" (as defined in Code
Section 856(b)(2)) of the Trust was greater than zero; but, in any event, the Trustees, shall, from time to time, declare and pay to the Shareholders such distributions as may be necessary to continue to qualify the Trust as a real estate investment trust, so long as such qualification, in the opinion of the Trustees, is in the best interest of the Shareholders. Shareholders shall have no right to any distribution unless and until declared by the Trustees. The date for determining the Shareholders who are entitled to participate in such distributions shall be such date as the Trustees shall designate. The Trustees shall furnish the Shareholders at the time of each such distribution with a statement in writing advising as to the source of the funds so distributed or, if the source thereof has not then been determined, a written statement disclosing the source shall be sent to each Shareholder who received the distribution not later than 75 days after the close of the fiscal year in which the distribution was made.

     7.6 TRANSFER AGENT, DISTRIBUTION, DISBURSING AGENT AND REGISTRAR. The Trustees shall have power to employ one or more transfer agents, distribution disbursing agents, distribution reinvestment plan agents and registrars and to authorize them on behalf of the Trust to keep records, to hold and disburse any distributions and to have and perform powers and duties customarily had and performed by transfer agents, distribution disbursing agents, distribution reinvestment plan agents and registrar as may be conferred upon them by the Trustees.

     7.7 SHAREHOLDERS' MEETINGS AND CONSENTS. The Trustees shall cause to be called and held an Annual Meeting of Shareholders at such time and such place as they may determine, at which Trustees shall be elected and any other proper business may be conducted. The Annual Meeting of Shareholders shall be held within six months after the end of each fiscal year, after not fewer than 10 days nor more than 60 days written notice of such meeting has been sent to Shareholders by the Trustees and not less than 30 days after delivery to the Shareholders of the Annual Report for the fiscal year then ended. Special meetings of Shareholders may be called by a majority of the Trustees, and shall be called by the Board of Trustees upon the written request of Shareholders holding or having the right to vote not less than 10% of the outstanding Shares of the Trust. Within 45 days after receipt of a written request either in person or by registered mail stating the purpose of the meeting requested by Shareholders, the Trust shall provide all Shareholders written notice (either in person or by mail) of a meeting and the purpose of such meeting to be held on a date not fewer than 20 days nor more than 60 days before the date of such meeting, at a time and place convenient to Shareholders. The call and notice of any special meeting shall state the purpose of the meeting and no other business shall be considered at such meeting. If there shall be no Trustees, a special meeting of the Shareholders shall be held promptly for the election of successor Trustees. Notwithstanding anything contained in this Section 7.7 to the contrary, the Trustees may grant to the holders of Preferred Shares the right to call a special meeting, as set forth in the designations of the applicable Preferred Shares.

     A majority of the outstanding Shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at such meeting. Whenever Shareholders are required or permitted to take any action, such action may be taken, except as otherwise provided by this Declaration or required by law, by a majority of the votes cast at a meeting of Shareholders at which a quorum is present by holders of Shares entitled to vote thereon, or without a meeting by written consent setting forth the action so taken signed by the holders of a majority of the outstanding Shares entitled to vote thereon or such larger proportion thereof as would be required for a vote of Shareholders at a meeting. Any written consent may be revoked by a writing received by the Trust prior to, but not after, the time that written consents of the number of Shares required to authorize the proposed action have been filed with the Trust. Notwithstanding this or any other provision of this Declaration, no vote or consent of Shareholders shall be required to approve the sale, exchange or other disposition, pledging, hypothecating, granting security interests in, mortgaging, encumbering or leasing by the Trustees of less taken half of the assets of the Trust or upon the liquidation and dissolution of the Trust in the ordinary course.

     7.8 PROXIES. Whenever the vote or consent of Shareholders is required or permitted under this Declaration, such vote or consent may be given either directly by the Shareholder or by a proxy. The Trustees may solicit such proxies from the Shareholders or any of them in any matter requiring or permitting the Shareholders' vote or consent.

     7.9 REPORTS TO SHAREHOLDERS. The Trustees shall cause to be prepared and mailed to the Shareholders not later than 120 days after the close of each fiscal year of the Trust, and in any event not less than 15 days prior to the Trust's annual meeting of Shareholders, a report of the business and operation of the Trust during such fiscal year, which report shall constitute the accounting of the Trustees for such fiscal year. The report shall be in such form and have such content as the Trustees deem proper, but shall in any event include: (a) a balance sheet, an income statement and a statement of changes in financial position, each prepared in accordance with generally accepted accounting principles, shall be audited by an independent certified public accountant thereon, and shall be accompanied by the report of such accountant thereon; and (b) a description of the material terms and circumstances of any transactions between the Trust and the Sponsor, the Advisor, any Trustee, Officer of any Affiliate thereof, including, without limitation, purchases from loans to or from or joint ventures with the Trust, and a statement that a majority of the Trustees and a majority of the disinterested Trustees determined that such transactions were fair and reasonable to the Trust and on terms not less favorable than those available from unaffiliated third parties.

     7.10 FIXING RECORD DATE. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof or for the purpose of any other action, the Trustees shall fix a date not more than 60 days prior to the date of any meeting of

Shareholders or distribution payment or other action as a record date for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to take any other action. Any Shareholder who was a Shareholder at the time so fixed shall be entitled to vote at such meeting or adjournment thereof or to take such other action, even though he has since that date disposed of his Shares, and no Shareholder becoming such after that date shall be so entitled to vote at such meeting or any adjournment thereof or to take such other action. The provisions of this
Section 7.10 shall not limit the rights of holders of Preferred Shares to vote at any special meeting, as set forth in the designations of the applicable Preferred Shares.

     7.11 NOTICE TO SHAREHOLDERS. Any notice of meeting or other notice, communication or report to any Shareholder shall be deemed duly delivered to such Shareholder when such notice, communication or report is deposited, with postage thereon prepaid, in the United States mail, addressed to such Shareholder at his address as it appears on the records of the Trust or is delivered in person to such Shareholder.

     7.12 SHAREHOLDERS' DISCLOSURE; TRUSTEES' RIGHT TO REFUSE TO TRANSFER SHARES; LIMITATION ON HOLDINGS; REDEMPTION OF SHARES.

          7.12.1 The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of the Shares as the Trustees deem necessary to comply with Sections 856-860 of the Code or to comply with the requirements of any taxing authority or governmental agency.

          7.12.2 Whenever it is deemed by them to be reasonably necessary to protect the tax status of the Trust as a REIT, the Trustees may require a statement or affidavit from each proposed transferee of Shares setting forth the number of Shares already owned by him and any related person specified in the form prescribed by the Trustees and, in connection therewith, if the proposed transfer may jeopardize the qualification of the Trust as a REIT, the Trustees shall have the right, but not a duty, to refuse to transfer the Shares to the proposed transferee. All contracts for the sale or other transfer of Shares shall be subject to this provision.

          7.12.3 Notwithstanding any other provision of this Declaration of Trust to the contrary and subject to the provisions of subsection 7.12.5, no person shall at any time directly or indirectly acquire ownership in the aggregate of more than 9.9% of the outstanding Shares of the Trust (the "Limit"). Shares owned by a person or group of persons in excess of the Limit at any time shall be deemed "Excess Shares." For the purposes of this Section 7.12, "person" shall have the meaning set forth in
Section 7701(a)(1) of the Code, and shall also mean any partnership, limited partnership, syndicate or other group deemed to be a "person" pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; and a person shall be deemed to own (a) Shares actually owned by such person, (b) Shares constructively owned by such person after applying the rules of
Section 544 of the Code, and (c) Shares of which such person is beneficial owner as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934. All Shares which any person has the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into Shares, if any, shall be considered outstanding for purposes of the Limit if such inclusion will cause such person to own more than the Limit.

          7.12.4 The Trustees, by notice to the holder thereof, may redeem any or all Shares that are Excess Shares (including Shares that remain or become Excess Shares because of the decrease in outstanding shares resulting from such redemption); and from and after the date of giving of such notice of redemption ("Redemption Date") the Shares called for redemption shall cease to be outstanding and the holder thereof shall cease to be entitled to dividends, voting rights and other benefits with respect to such Shares excepting only the right to payment by the Trust of the redemption price determined and payable as set forth in the following two sentences. Subject to the limitation on payment set forth in the following sentence, the redemption price of each Excess Share called for redemption shall be the average daily per Share closing sales price if the Shares of the Trust are listed on a national securities exchange, and if the Shares are not so listed shall be the mean between the average per Share closing bid and asked prices, in each case during the 30 calendar day period ending on the business day prior to the Redemption Date, or if there have been no sales on a national securities exchange and no published bid quotations and no published asked quotations with respect to Shares of the Trust during such 30 calendar day period, the redemption price shall be the price determined by the Trustees in good faith. Unless the Trustees determine that it is in the interest of the Trust to make earlier payment of all of the amount determined as the redemption price per Share in accordance with the preceding sentence, the redemption price shall be payable only upon the liquidation of the Trust and shall not exceed an amount which is the sum of the per Share distributions designated as liquidation distributions and return of capital distributions declared with respect to unredeemed Shares of the Trust of record subsequent to the Redemption Date, and no interest shall accrue with respect to the period subsequent to the Redemption Date to the date of such payments; provided, however, that in the event that within 30 days after the Redemption Date the person from whom the Excess Shares have been redeemed sells (and notifies the Trust of such sale) a number of the remaining Shares owned by him at least equal to the number of such Excess Shares (and such sale is to a person in whose hands the Shares sold would not be Excess Shares), then the Trust shall rescind the redemption of the Excess Shares if following such rescission such person would not be the holder of Excess Shares, except that if the Trust receives an opinion of its counsel that such rescission would jeopardize the tax status of the Trust as a REIT then the Trust shall in lieu of rescission make immediate payment of the redemption price.

          7.12.5 The Limit set forth in Section 7.12.3 shall not apply to acquisitions of Shares pursuant to a cash tender offer made for all outstanding Shares of the Trust (including securities convertible into Shares) in conformity with applicable federal and state securities laws where a majority of the outstanding Shares (not including Shares or securities convertible into Shares held by the tender offerer and/or any "affiliates" or "associates" thereof within the meaning of the Act) are duly tendered and accepted pursuant to the cash tender offer; nor shall the Limit apply to the acquisition of Shares by an underwriter in a public offering of Shares, or in any transaction involving the issuance of Shares by the Trust, in which a majority of the Trustees determine that the underwriter or other person or party initially acquiring such Shares will make a timely distribution of such Shares to or among other holders such that, following such distribution, none of such Shares will be Excess Shares.

          7.12.6 The Trustees in their discretion may exempt from the Limit ownership of certain designated Shares while owned by a person who has provided the Trustees with evidence and assurance acceptable to the Trustees that the qualification of the Trust as a REIT would not be jeopardized thereby.

          7.12.7 Notwithstanding any other provisions of this Declaration of Trust to the contrary, any purported acquisition of Shares of the Trust which would result in the disqualification of the Trust as a REIT shall be null and void, ab initio.

          7.12.8 Nothing contained in this Section 7.12 or in any other provision of this Declaration of Trust shall limit the authority of the Trustees to take such other action as they deem necessary or advisable to protect the Trust and the interests of the Shareholders by preservation of the Trust's qualification as a REIT under Section 856-860 of the Code.

          7.12.9 If any provision of this Section 7.12 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extend necessary to comply with the determination of such court. To the extent this Section 7.12 may be inconsistent with any other provision of this Declaration of Trust, this
Section 7.12 shall be controlling.

     7.13 INSPECTION BY SHAREHOLDERS. The Trust will maintain a list of the names and addresses of all Shareholders as part of its books and records. Inspection of the Trust's books and records (including a list of Shareholders) by a state securities administrator shall be permitted upon request upon reasonable notice and during normal business hours. Inspection of the books and records of the Trust by the Shareholders shall be permitted to the same extent as permitted under the laws of the Commonwealth of Massachusetts applicable to business corporations.

                             ARTICLE VIII

                  LIABILITY OF TRUSTEES, SHAREHOLDERS
                    AND OFFICERS, AND OTHER MATTERS


     8.1 LIMITATION OF LIABILITY OF TRUSTEES AND OFFICERS. The Trustees of the Trust shall be deemed to be in a fiduciary relationship to the Shareholders. No Trustee, officer, employee or other agent of the Trust shall be liable to the Trust or to any Trustee or Shareholder for any act or omission of any other Trustee, Shareholder, officer, agent or employee of the Trust or be held to any personal liability whatsoever in tort, contract or otherwise, in connection with the affairs of this Trust if it is determined that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Trust, unless such liability was the result of gross negligence or misconduct by the person.

     8.2   LIMITATION OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OFFICERS.

The Trustees and officers in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the Trust are, and shall be deemed to be, acting as Trustees or officers of the Trust and not in their own individual capacities. Except to the extent provided in Section 8.1, no Trustee, officer or Shareholder shall be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind of, against or with respect to the Trust arising out of any action taken or omitted for or on behalf of the Trust and the Trust shall be solely liable therefor and resort shall be had solely to the Trust Estate for the payment or performance thereof. Each Shareholder shall be entitled to pro rata indemnity from the Trust Estate if, contrary to the provisions hereof, such Shareholder shall be held to any such personal liability.

     8.3 EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS. As far as practicable, the Trustees shall cause any written instrument creating an obligation of the Trust to include a reference to this Declaration and to provide that neither the Shareholders nor the Trustees nor the officers of the Trust shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Estate for the payment of any claim of such obligation. The omission of this provision from any such instrument shall not render the Shareholders or any Trustee or officer of the Trust liable nor shall the Trustees or any officer of the Trust be liable to anyone for such omission.

     8.4 INDEMNIFICATION. Any person made a party to any action, suit or proceeding or against whom a claim or liability is asserted by reason of the fact that he, his testator or intestate was or is a Trustee, officer, employee or other agent acting on behalf of the Trust shall be indemnified and held harmless by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claim sustained by them in connection with the Trust, provided that (a) such person has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Trust, (b) such liability or loss was not the result of gross negligence or misconduct by such person, and (c) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust and not from the personal assets of any Shareholder. Indemnification will not be allowed for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws associated with the offer and sale of the Shares. Indemnification will not be allowed for losses, liabilities, settlements and related expenses of lawsuits alleging securities law violations unless (1) a court approves the settlement and finds that indemnification of the settlement and related costs should be made, or (2) there has been a dismissal with prejudice or a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee. Any person seeking indemnification shall apprise the court of the position of the Securities and Exchange Commission and the Massachusetts Securities Division with respect to indemnification for securities law violations, before seeking court approval for indemnification. The Trust may advance funds to any person for legal expenses and other costs incurred as a result of a legal action initiated against the person if (i) the legal action relates to the performance of duties or services by the person on behalf of the Trust; and (ii) such person agrees in writing to repay the advanced funds to the Trust if it is ultimately determined that he or she is not entitled to indemnification by the Trust as authorized herein. The rights accruing to any person under these provisions shall not exclude any other right to which he or she may be lawfully entitled, nor shall anything contained herein restrict the right of any person to contribution as may be available under applicable law. The Trust shall have power to purchase and maintain liability insurance on behalf of any person entitled to indemnity hereunder, including the Trustees, but the Trust shall not incur the cost of that portion of liability insurance which insures any party against any liability for which he or she could not be indemnified under this Declaration.

     8.5 RIGHT OF TRUSTEES AND OFFICERS TO OWN SHARES OR OTHER PROPERTY AND TO ENGAGE IN OTHER BUSINESS. Any Trustee or officer may acquire, own, hold and dispose of Shares in the Trust, for his individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he were not a Trustee or officer. Any Trustee or officer may have personal business interests and may engage in personal business activities, which interests and activities may include the acquisition, syndication, holding, management, development, operation or investment in, for his own account or for the account of others, interests in real property or persons engaged in the real estate business. Subject to the provisions of Article V and Section 3.10, any Trustee or officer may be interested as trustee, officer, director, stockholder, partner, member, Advisor or employee, or otherwise have a direct or indirect interest in any person who may be engaged to render advice or services to the Trust, and may receive compensation from such person as well as compensation as Trustee, officer or otherwise hereunder and no such activities shall be deemed to conflict with his duties and powers as Trustee or officer.

     8.6 TRANSACTIONS WITH AFFILIATES. The Trust shall not engage in transactions with the Sponsor, the Advisor, any Trustee, officer or any Affiliated person of such Advisor, Trustee or officer, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Independent Trustees who are not interested parties in the transactions after a determination by them that:

          8.6.1 the transaction is fair and reasonable to the Trust and its Shareholders;

          8.6.2 the terms of such transaction are at least as favorable as the terms of any comparable transactions made on an arm's length basis;

          8.6.3 payments to the Advisor or to any Trustee or officer for services rendered in a capacity other than that as Trustee, or officer may only be made upon determination that:

     1. the compensation is not in excess of their compensation paid for any comparable services; and

     2. the compensation is not greater than the charges for comparable services available from others who are competent and not affiliated with any of the parties involved.

     The Trust may enter into joint investments with Affiliates of the Advisor if a majority of the Trustees (including a majority of the Independent Trustees) approve the joint investment as being fair and reasonable to the Trust and on substantially the same terms and conditions as those of the other Affiliates participating in the joint investment. In connection with such a joint investment, both the Trust and the Affiliate would be required to approve any material decisions concerning the investment, including refinancings and capital improvements.

     8.7 PERSONS DEALING WITH TRUSTEES OR OFFICERS. Any act of the Trustees or officers purporting to be done in their capacity as such shall, as to any persons dealing with such Trustees or officers, be conclusively deemed to be within the purposes of this Trust and within the powers of the Trustees and officers. No person dealing with the Trustees or any of them, or with the authorized officers, agents or representatives of the Trust shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustees or any of them, or of authorized officers, agents or representatives of the Trust, for moneys or other consideration, shall be binding upon the Trust.


                              ARTICLE IX

                   DURATION, TERMINATION, AMENDMENT
                      AND REORGANIZATION OF TRUST

     9.1 DURATION AND TERMINATION OF TRUST. The duration of the Trust shall be perpetual unless a majority of the Trustees shall determine that the Trust should be terminated and liquidated. Any determination by the Trustees of the date upon which termination shall occur shall be reflected in a vote of or written instrument signed by a majority of all of the Trustees then in office, including a majority of the Independent Trustees; provided that the Trust shall be subject to termination at any time by the vote or consent of Shareholders holding or having the right to vote a majority of the outstanding Shares entitled to vote thereon.

          9.1.1  Upon the termination of the Trust;

           a. the Trust shall carry on no business except for the purpose of winding up its affairs;

           b. the Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Estate to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business (and provided that the Trustees may, if permitted by applicable law, and if they deem it to be in the best interest of the Shareholders, appoint a liquidating trustee or agent or other entity to perform one or more of the foregoing functions); and

           c. after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, and after payment in full of the liquidation preferences to holders of any Preferred Shares as required under the applicable designations of Preferred Shares, the Trustees or any liquidating trust, agent or other entity appointed by them, shall distribute the remaining Trust Estate among the Shareholders, pro rata, according to the number of Shares held by each.

     If any plan for the termination of the Trust approved by Shareholders holding or having the right to vote two-thirds of the outstanding Shares and agreeable to a majority of the Trustees provides for actions of the Trustees other than as aforesaid, the Trustees shall have full authority to take all action as in their opinion is necessary or appropriate to implement such plan.

          9.1.2 After termination of the Trust and distribution to the Shareholders as provided herein or in any such plan so approved by the Shareholders, the Trustees shall execute and include among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder and the rights and interests of all Shareholders hereunder shall thereupon cease.

     9.2 MERGER, ETC. Upon the vote or written consent of a majority of the Trustees, and with the approval of Shareholders holding or having the right to vote two-thirds of the Shares then outstanding, at a meeting the notice for which included a statement of the proposed action, the Trustees may (a) merge the Trust into, or sell, convey and transfer the Trust Estate to, any corporation, association, trust or other organization, which may or may not be a subsidiary of the Trust, in exchange for shares or securities thereof, or beneficial interests therein, or other consideration, and the assumption by such transferee of the liabilities of the Trust and (b) thereupon terminate the Trust and, subject to this Section 9 and in compliance with the designations of any Preferred Shares, distribute such shares, securities, beneficial interests or other consideration ratably among the Shareholders in redemption of their Shares; provided, however, that: (i) the Shareholders would, thereafter, be the sole equity owners of such entity; and (ii) such entity and the Shareholders would thereafter be subject to federal income tax in much the same manner as they were so long as the Trust qualified as a REIT.

     9.3 AMENDMENT PROCEDURE. This Declaration may be amended by the vote or written consent of a majority of the Trustees and of Shareholders holding or having the right to vote a majority of the outstanding Shares; provided, however, that no amendment which would reduce the priority of payment or amount payable to holders of Shares of the Trust upon liquidation of the Trust or that would diminish or eliminate any voting rights pertaining to holders of Shares shall be made unless approved by the vote or consent of Shareholders holding or having the right to vote two-thirds of the outstanding Shares; provided further, however, that a majority of the Trustees without the vote or consent of Shareholders may at any time amend the Declaration to the extent deemed by the Trustees in good faith to be necessary (i) to clarify any ambiguities or correct any inconsistencies; (ii) to meet the requirements for qualification as a real estate investment trust under Sections 856-860 of the Code or any interpretation thereof by a court or other governmental agency of competent jurisdiction, but the Trustees shall not be liable for failing so to do;
(iii) (a) to restructure the Trust's activities to the extent necessary to comply with any exemption in the final plan asset regulation adopted by the Department of Labor, including establishing a fixed percentage of Shares permitted to be held by Qualified Plans or other Tax-Exempt Entities, discontinuing sales to such investors after a given date as necessary to obtain a prohibited transaction exemption from the Department of Labor and/or (b) to terminate the offering or to compel a dissolution and termination of the Trust. Actions by the Trustees pursuant to the third paragraph of Section 1.1 hereof or pursuant to Subsection 10.3.1 hereof that result in amending this Declaration may also be effected without vote or consent of any Shareholder.

     9.4 ACTIONS PRIOR TO FIRST PUBLIC SALE OF SHARES. Notwithstanding any other provision of this Declaration, at such time as there is only one holder of all of the outstanding Shares and prior to the issuance of Shares pursuant to a registration statement under the Securities Act of 1933, said holder of all of the outstanding Shares may, without any vote or consent of the Trustees: (i) amend this Declaration in whole or in part; (ii) terminate this Trust; (iii) remove and/or replace any of all of the Trustees; and (iv) instruct the investment and disposition of any funds or properties held by the trustees.

                               ARTICLE X

                             MISCELLANEOUS


     10.1 APPLICABLE LAW. This Declaration of Trust is made in The Commonwealth of Massachusetts; the situs, domicile and residency of the Trust for all purposes is Massachusetts; and the Trust is created under and is to be governed by and construed and administered according to the laws of such Commonwealth, including the Massachusetts Business Corporation Law as the same may be amended from time to time, to which reference is made with the intention that matters not specifically covered herein or as to which an ambiguity may exist shall be resolved as if the Trust were a Massachusetts business corporation, but the reference to such Business Corporation Law is not intended to and shall not give the Trust, the Trustees, the Shareholders or any other person any right, power, authority or responsibility available only to or in connection with an entity organized in corporate form.

     10.2 FILING OF COPIES; REFERENCES; HEADINGS. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required, but the failure to make any such filing shall not impair the effectiveness of this instrument or any such amendment. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made, as to the identities of the Trustees and officers, and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein," "hereof," and "hereunder" shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such amendments. The masculine gender shall include the feminine gender and the neuter. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

     10.3  PROVISIONS OF THE TRUST IN CONFLICT WITH LAW OR REGULATIONS.

          10.3.1 The provisions of this Declaration are severable and if a majority of the Trustees shall determine, with the advice of counsel, that any one or more of such provision (the "Conflicting Provisions") would have the effect of preventing the Trust from qualifying as a real estate investment trust under Sections 856-860 of the Code (and if the Trustees have determined the Trust should elect to be taxed as a REIT under the
Code) or are in conflict with other applicable federal or state laws or regulations, the Conflicting Provisions shall be deemed never to have constituted a part of the Declaration; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted (including but not limited to the election of Trustees) prior to such determination. A certification signed by a majority of the Trustees setting forth any such determination and reciting that it was duly adopted by the Trustees, or a copy of this Declaration, with the Conflicting Provisions removed pursuant to such a determination, signed by a majority of the Trustees, shall be conclusive evidence (except as to Shareholders, as to whom it shall only be prima facie evidence) of such determination when included in the records of the Trust. The Trustees shall not be liable for failure to make any determination under this Section 10.3.1. Nothing in this Section 10.3.1 shall in any way limit or affect the right of the Trustees to amend this Declaration as provided in Section 9.3.

          10.3.2 If any provision of this Declaration shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and this Declaration shall be carried out as if any such invalid or unenforceable provisions were not contained herein.

     10.4 BINDING EFFECT; SUCCESSOR IN INTEREST. Each person who becomes a Shareholder shall, as a result thereof, be deemed to have agreed to and to be bound by the provisions of this Declaration of Trust. This Declaration shall be binding upon and inure to the benefit of the Trustees and the Shareholders and each of their respective successors, assigns, heirs, distributees and legal representatives.

                         ADDRESSES OF TRUSTEES
                         ---------------------


Walter E. Auch, Sr.
c/o Banyan Strategic Realty Trust
150 South Wacker Drive
Suite 2900
Chicago, Illinois 60606

Norman M. Gold
c/o Banyan Strategic Realty Trust
150 South Wacker Drive
Suite 2900
Chicago, Illinois 60606

Marvin A. Sotoloff
c/o Banyan Strategic Realty Trust
150 South Wacker Drive
Suite 2900
Chicago, Illinois 60606

                              CERTIFICATE


     The undersigned, being the duly elected, qualified and acting President of Banyan Strategic Realty Trust, a Massachusetts business trust ("BSRT"), and as President having authority to certify as true and correct resolutions of the board of trustees of BSRT (the "Trustees"), does hereby certify that at a meeting of the Trustees held November 17, 1997, the Trustees adopted and approved the amendments to the Amended and Restated Declaration of Trust of BSRT reflected in the Second Amended and Restated Declaration of Trust of BSRT, and that these amendments were approved by BSRT's shareholders at the Annual Meeting of Shareholders held July 23,1998, as subsequently adjourned.

     IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of August, 1998.


                                       /s/  Leonard G. Levine
                                       _________________________________
                                       Leonard G. Levine
                                       President

                     CERTIFICATE OF DESIGNATIONS,
                        PREFERENCES AND RIGHTS
                                  of
                 SERIES A CONVERTIBLE PREFERRED SHARES

                                  of

                    BANYAN STRATEGIC REALTY TRUST,
                    a Massachusetts business trust

     BANYAN STRATEGIC REALTY TRUST, a Massachusetts business trust (the "Trust"), hereby certifies that the following resolutions were adopted by the Board of Trustees of the Trust pursuant to the authority of the Board of Trustees.

     RESOLVED, that pursuant to the authority granted to the Board of Trustees in accordance with the provisions of the Trust's Second Amended and Restated Declaration of Trust, the Board of Trustees hereby authorizes a series of the Trust's previously authorized Preferred Shares, no par value per share, and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges and restrictions thereof as follows:

           1. DESIGNATION, RANK AND NUMBER OF SHARES. The preferred shares created and authorized hereby shall be designated as the "Series A Convertible Preferred Shares" ("Series A Convertible Preferred Shares"). The Series A Convertible Preferred Shares will rank, with respect to dividend rights and rights on liquidation, winding-up and dissolution, (i) senior to Junior Securities, as they exist on the date hereof or as such Junior Securities may be constituted from time to time; (ii) on a parity with Parity Securities, as such Parity Securities may be constituted from time to time; and (iii) junior to Senior Securities, as such Senior Securities may be constituted from time to time. The number of Series A Convertible Preferred Shares shall be 200,000. The Series A Convertible Preferred Shares shall be issuable solely in whole shares that shall entitle the holder thereof to exercise the voting rights, to participate in the distributions and to have the benefit of all other rights of holders of Series A Convertible Preferred Shares as set forth herein and in the Declaration of Trust and under applicable law. The Series A Convertible Preferred Shares shall, in addition to those provided by applicable law, have the rights, preferences, privileges and terms set forth in this Certificate of Designations.

           .2    DEFINITIONS.  Capitalized terms used herein have the
meanings assigned to them herein. The following terms, which are not otherwise defined herein, when used herein have the meanings set forth below:

           "Board" means the Board of Trustees of the Trust.

           "Change in Control" means any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Trust's assets as an entirety or substantially as an entirety to any person or "group" (within the meaning of SECTION 13(d)(3) of the Exchange Act) in one or a series of transactions, provided that a transaction where the holders of Shares immediately prior to such transaction own, directly or indirectly, 50% or more of the Shares of such person or group immediately after such transactions shall not be a Change in Control; (ii) the acquisition by the Trust and/or any of its subsidiaries of 50% or more of the aggregate voting power of the Shares in one transaction or a series of related transactions; (iii) the liquidation or dissolution of the Trust, provided that a liquidation or dissolution of the Trust which is part of a transaction or series of related transactions that does not constitute a Change in Control under the "provided" clause of clause (i) above shall not constitute a Change in Control under this clause
(iii); or (iv) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (a) any person, including a "group" (within the meaning of SECTION 13(d)(3) of the Exchange Act) that includes such person, acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of the Shares of the Trust or "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly, of 50% or more of the Shares outstanding, or (b) less than 50% (measured by either the aggregate voting power or the right to participate in dividends, distributions or liquidation of all classes) of the Trust's Shares being registered under SECTION 12(b) or 12(g) of the Exchange Act.

           "Change in Control Redemption Price" means 105% of the
Liquidation Preference.

           "Conversion Rate" has the meaning specified in SECTION 8(a).

           "Current Market Price" per share of beneficial interest (or other security, as applicable) on any date shall be deemed to be the average of the sale prices of a share of such beneficial interest (or other security, as applicable) for the fifteen consecutive trading days commencing twenty trading days before the earliest of the date in question and the date before the "ex date" with respect to the issuance or distribution requiring such computation. For the purposes of this definition, the term "ex date," when used with respect to any issuance or distribution, means the first date on which the share of beneficial interest (or other security, as applicable) trades regular way on the principal national securities exchange on which the share of beneficial interest is listed or admitted to trading (or if not so listed or admitted, on NASDAQ, or a similar organization if NASDAQ is no longer reporting trading information) without the right to receive such issuance or distribution.

           "Default Period" has the meaning specified in SECTION 3(b)(1).

           "Determination Date" means, with respect to any dividend or other distribution, the date fixed for the determination of the holders of shares of beneficial interest or other equity securities of the Trust entitled to receive such dividend or distribution, or if a dividend or distribution is paid or made without fixing such a date, the date of such dividend or distribution.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Holder Redemption Date" has the meaning specified in
SECTION 6(c).

           "Holder Redemption Price" has the meaning specified in SECTION
6(a).

           "Implied Price" means the Stated Value divided by the Conversion Rate.

           "Issue Date" has the meaning specified in SECTION 4(a).

           "Liquidation" means the date of the final distribution of the assets of the Trust upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary.

           "Liquidation  Preference"  has  the  meaning  specified  in
SECTION 7.

           "Junior Securities" means the Shares and the shares of any other class or series of beneficial interest or other equity securities of the Trust which (by the terms of the Declaration of Trust or of the instrument by which the Board acting pursuant to authority granted in the Declaration of Trust, shall fix the relative rights, preferences and limitations thereof) shall be subordinated to the Series A Convertible Preferred Shares in respect of the right to receive dividends and assets of the Trust in Liquidation.

           "Optional Conversion" has the meaning specified in SECTION
8(a).

           "Notice of Change in Control" shall state (i) that a Change in Control has occurred, and that the holder may exercise its right to optional redemption ("Change in Control Redemption Right"), (ii) the expiration of such Change in Control Redemption Right (iii) the Change in Control Redemption Price, and (iv) a description of the procedure which a holder must follow to exercise its Change in Control Redemption Right.

           "Parity Securities" means the shares of any class or series of beneficial interest or other equity securities of the Trust which (by the terms of the Declaration of Trust or of the instrument by which the Board, acting pursuant to authority granted in the Declaration of Trust, shall fix the relative rights, preferences and limitations thereof) shall, in the event that the amounts payable thereon in Liquidation are not paid in full, be entitled to share ratably with the Series A Convertible Preferred Shares in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution of assets if all sums payable were discharged in full.

           "Redemption Date" has the meaning specified in SECTION 5(b).

           "Redemption Default Period" has the meaning specified in
SECTION 6(d)(1).

           "Redemption Price" means 100% of Liquidation Preference, as required pursuant to SECTION 5 herein.

           "Sale Price" has the meaning specified in SECTION 8(c)(4).

           "Senior Securities" means the shares of any class or series of beneficial interest or other equity securities of the Trust which (by the terms of the Declaration of Trust or of the instrument by which the Board acting pursuant to authority granted in the Declaration of Trust, shall fix the relative rights, preferences and limitations thereof) shall be senior to the Series A Convertible Preferred Shares in respect of the right to receive dividends and assets of the Trust in Liquidation.

           "Series A Convertible Preferred Shares" has the meaning specified in SECTION 1.

           "Stated Value" means the per share value of Series A
Convertible Preferred Shares, which shall be initially established at One Hundred Dollars ($100.00) per share.

           "Trust" means Banyan Strategic Realty Trust, a Massachusetts business trust.

           "Voting Parity Securities" has the meaning specified in
SECTION 3(b)(1).

           3.    VOTING RIGHTS.

           (a) Voting Power. The holders of Series A Convertible Preferred Shares shall have the right to vote together with the holders of Shares as a single class in any and all matters with respect to which holders of Shares have voting or consent rights. Each Series A Convertible Preferred Share shall be entitled to cast such number of votes as are equal to the number of votes which could be cast by the number of Shares into which such Series A Convertible Preferred Share is then convertible; provided, however, that any fraction of a vote attributable to the aggregate number of votes entitled to be cast by a shareholder as a result of computing votes from the voting conversion calculation shall be disregarded for voting purposes. The Conversion Rate to be used in connection with the foregoing shall be the Conversion Rate in effect on the date fixed for the determination of holders of Shares entitled to vote on such matter. The holders of the Series A Convertible Preferred Shares and the holders of Shares shall vote as one class except as otherwise provided by law or this Declaration of Trust.

           (b)   Votes on Default.

                 (1) In the event that any accrued dividends (whether or not declared) on the Series A Convertible Preferred Shares shall not have been paid when required by SECTION 4, in addition to their other rights, holders of Series A Convertible Preferred Shares shall be entitled to vote their Series A Convertible Preferred Shares, together with the holders of any Parity Securities upon which like voting rights have been conferred and are exercisable (the "Voting Parity Securities"), in accordance with the procedures set forth below, (i) immediately to elect, as a class, two trustees to the Board of Trustees, and, (ii) if, on the first anniversary after the election (the "Initial Election") of such trustees, any accrued dividends (whether or not declared) on the Series A Convertible Preferred Shares shall not have been paid, to elect one additional trustee, and (iii) if, on each succeeding anniversary of the Initial Election any accrued dividends (whether or not declared) on the Series A Preferred Shares shall not have been paid, to elect one additional trustee. So long as any Series A Convertible Preferred Shares shall be outstanding, the holders of Series A Convertible Preferred Shares shall retain the right to vote and elect, with the holders of such Voting Parity Securities, as a class, the trustees permitted by the preceding sentence until all accrued but unpaid dividends on the Series A Convertible Preferred Shares are paid in full or declared and set aside for payment. The period during which holders of Series A Convertible Preferred Shares retain such right is referred to as a "Default Period."

                 (2)  So long as any Series A Convertible Preferred
Shares shall be outstanding, during any Default Period, the voting right described in SUBSECTION (1) above may be exercised initially at a special meeting called pursuant to SUBSECTION (3) below or at any annual meeting of shareholders. The absence of a quorum of holders of Shares (or any class thereof) shall not affect the exercise of such voting rights by the holders of Series A Convertible Preferred Shares and Voting Parity Securities. Holders of Series A Convertible Preferred Shares and Voting Parity Securities shall be entitled, as among the class of holders of Series A Convertible Preferred Shares and Voting Parity Securities, to one vote for each $100 of Liquidation Preference represented by the shares so held.

                 (3)  Unless the holders of Series A Convertible
Preferred Shares and Voting Parity Securities, if any are then outstanding, have, during an existing Default Period, previously exercised their right to elect trustees, the Board may, and upon the request of the holders of record of not less than 10% of the aggregate Liquidation Preference of Series A Convertible Preferred Shares, the Board shall, order the calling of a special meeting of holders of Series A Convertible Preferred Shares and Voting Parity Securities, if any are then outstanding, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Trust. Notice of such meeting and of any annual meeting at which holders of Series A Convertible Preferred Shares and Voting Parity Securities are entitled to vote pursuant to this SUBSECTION (3) shall be given to each holder of record of Series A Convertible Preferred Shares by mailing a copy of such notice to such holder at such holder's last address as it appears on the books of the Trust. Such meeting shall be called for a date not later than 90 days after such order or request, or, in default of the calling of such meeting within 90 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the aggregate Liquidation Preference of the Series A Convertible Preferred Shares. Notwithstanding the provisions of this SUBSECTION (3), the Trust shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of shareholders of the Trust, at which meeting such trusteeships shall be filled by vote of the holders of Series A Convertible Preferred Shares and Voting Parity Securities.

                 (4) During any Default Period, the holders of Shares, and other classes of beneficial interest or other equity securities of the Trust, if applicable, shall continue to be entitled to elect all of the trustees unless and until the holders of Series A Convertible Preferred Shares and Voting Parity Securities shall have exercised their right to elect trustees voting as a class. After the exercise of this right (i) the trustees so elected by the holders of Series A Convertible Preferred Shares and Voting Parity Securities shall continue in office until the earlier of
(A) such time as their successors shall have been elected by such holders and (B) the expiration of the Default Period, and (ii) any vacancy in the Board with respect to a trusteeship to be elected pursuant to this Section by the holders of Series A Convertible Preferred Shares and Voting Parity Securities may be filled by vote of the remaining trustee(s) previously elected by such holders. References in this SUBSECTION (b) to trustees elected by the holders of a particular class of beneficial interest or other equity security shall include trustees elected by such trustees to fill vacancies as provided in clause (ii) of the foregoing sentence.

                 (5)  Immediately upon the expiration of a Default
Period, (i) the right of the holders of Series A Convertible Preferred Shares to elect trustees pursuant to this SECTION 3(b) shall cease, (ii) the term of any trustees elected by the holders of Series A Convertible Preferred Shares and Voting Parity Securities pursuant to this Section shall terminate, and (iii) the number of trustees shall be such number as may be provided for in the Declaration of Trust or bylaws irrespective of any increase made pursuant to SUBSECTION (1) of this SECTION 3(b) (such number being subject, however, to subsequent change in any manner provided by law or in the Declaration of Trust or bylaws).

           (c) ISSUANCE OF PARITY AND SENIOR SECURITIES. So long as any Series A Convertible Preferred Shares are outstanding, the vote or consent of the holders of 66-2/3% of the outstanding Series A Convertible Preferred Shares, voting together as a single class, shall be necessary to authorize or issue any additional class or series of Parity Securities or Senior Securities, or any security convertible into Parity Securities or Senior Securities, or to issue (except in replacement or exchange of outstanding shares) any share of Series A Convertible Preferred Shares other than upon conversion of the notes issued pursuant to the Convertible Term Loan Agreement dated as of October 10, 1997 between the Trust and the Lenders named therein.

           (d) AMENDMENTS TO DECLARATION OF TRUST. So long as any Series A Convertible Preferred Shares are outstanding, in addition to any vote or consent that may be otherwise required by law or this Declaration of Trust, the vote or consent of the holders of a majority of the Series A Convertible Preferred Shares outstanding shall be required to amend, alter or repeal any provision of this Declaration of Trust so as to affect adversely the rights, preferences, powers or privileges of the Series A Convertible Preferred Shares.

           4.    DIVIDENDS.    (a)     The holders of Series A Convertible
Preferred Shares shall be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, cash dividends, accruing from the date of issuance, at the annual rate of 10% per annum on the Stated Value of the Series A Convertible Preferred Shares, and no more, payable, when, as and if declared by the Board, quarterly on March 31, June 30, September 30 and December 31 of each year (each quarterly period ending on any such date being hereinafter referred to as a "dividend period"), at such annual rate. Each dividend will be payable to holders of record as they appear on the stock books of the Trust on such record dates, not exceeding 45 days preceding the payment dates thereof, as shall be fixed by the Board of the Trust. The date of initial issuance of a share of Series A Convertible Preferred Shares is hereinafter referred to as the "Issue Date" of such share. Dividends payable on the Series A Convertible Preferred Shares (i) for any period other than a full dividend period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and (ii) for each full dividend period, shall be computed by dividing the annual dividend rate by four.

           (b) Dividends on Series A Convertible Preferred Shares shall be cumulative from the Issue Date whether or not there shall be funds legally available for the payment thereof. If there shall be outstanding shares -of any other series of Preferred Shares ranking on a parity with the Series A Convertible Preferred Shares as to dividends, no full dividends shall be declared or paid or set apart for payment on any such other series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Convertible Preferred Shares for all dividend periods terminating on or prior to the date of payment of such dividends. If dividends on the Series A Convertible Preferred Shares and on any other series of Preferred Shares ranking on a parity as to dividends with the Series A Convertible Preferred Shares are in arrears, in making any dividend payment on account of such arrears, the Trust shall make payments ratably upon all outstanding shares of the Series A Convertible Preferred Shares and shares of such other series of Preferred Shares in proportion to the respective amounts of dividends in arrears on-the Series A Convertible Preferred Shares and on such other series of Preferred Shares to the date of such dividend payment.

During a Default Period, the holders of the Series A Convertible Preferred Shares shall be entitled to receive dividends at an annual rate of 11% per annum. No further interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

           (c)   Unless full cumulative dividends on all outstanding
Series A Convertible Preferred Shares shall have been paid or declared and set aside for payment for all past dividend periods and the Trust is not in default or in arrears in respect to the optional redemption of any Series A Convertible Preferred Shares, no dividend shall be declared upon the Junior Securities, nor shall the Trust make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for any shares of Junior Securities or make any distribution in respect thereof, whether in cash or property or in obligations or shares of beneficial interest or other equity security of the Trust, other than distributions of Junior Securities which is neither convertible into, nor exchangeable or exercisable for, any securities of the Trust other than Junior Securities.

           5.    REDEMPTION AT THE OPTION OF THE TRUST.

           (a) At any time, or from time to time, from and after three years after their Issue Date, the Series A Convertible Preferred Shares issued on such Issue Date shall be redeemable, in whole or in part, at the option of the Trust, upon the giving of notice as provided in SECTION 5(b) hereof, at the Redemption Price plus accrued and unpaid dividends to and including the Redemption Date, without interest.

           (b) At least 30 days, but not more than 60 days, prior to the date fixed for the redemption of Series A Convertible Preferred Shares pursuant to SECTION 5(a) hereof (the "Redemption Date"), written notice of such redemption shall be mailed to each holder of record of Series A Convertible Preferred Shares to be redeemed in a postage prepaid envelope sent by first class mail and addressed to such holders at their last addresses as they shall appear on the stock register of the Trust.

           Each such notice shall state:

                 (i)  the Redemption Date;

                 (ii) the number of Series A Convertible Preferred Shares to be redeemed and, if less than all of the Series A Convertible Preferred Shares held by such holder are to be redeemed from such holder, the number of Series A Convertible Preferred Shares to be redeemed from such holder and the method used to calculate such number;

                 (iii)the Redemption Price and the amount of any accrued but unpaid dividends to and including the Redemption Date; and

                 (iv) the place or places where certificates for such Series A Convertible Preferred Shares are to be surrendered for payment of the Redemption Price.

           On or after the Redemption Date, each holder of Series A Convertible Preferred Shares to be redeemed shall present and surrender its certificate or certificates for such Series A Convertible Preferred Shares to the Trust at the place designated in such notice, and thereupon, the Redemption Price (together with any accrued by unpaid dividends to and including the Redemption Date) for such Series A Convertible Preferred Shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled. In the event that fewer than all of the Series A Convertible Preferred Shares represented by such certificate shall be redeemed, a new certificate shall be issued to the person whose name appears on such certificate representing the unredeemed Series A Convertible Preferred Shares. The issuance of such new certificates shall be made without charge to the holder for any tax or withholding imposed in respect of the issuance thereof, other than any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the Series A Convertible Preferred Shares being redeemed.

           (c) If following the making of the Redemption Notice contemplated by SECTION 5(b), but on or before any Redemption Date, the Trust deposits with any bank or trust company in New York, as a trust fund,
(1) a sum (including accrued and unpaid dividends) sufficient to redeem, on the Redemption Date, the Series A Convertible Preferred Shares called for redemption and (2) irrevocable instructions and authority to the bank or trust company to give notice of redemption thereof (or to complete the giving of the notice if already commenced) and to pay, on and after the Redemption Date or prior thereto, the Redemption Price of the Series A Convertible Preferred Shares to their respective holders upon the surrender of their share certificates, then from and after the Redemption Date, the shares so called shall be redeemed on, and dividends on those shares shall cease to accrue after, the Redemption Date, the deposit shall constitute full payment of the shares to their holders and from and after the Redemption Date the shares shall no longer be outstanding and the holders shall cease to be shareholders with respect to those shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the Redemption Price of the shares without interest (upon the surrender of their certificates). Notwithstanding anything in this SECTION 5(c) to the contrary, any rights of conversion which may be provided under this SECTION 2 for those shares shall continue until the Redemption Date. Any moneys so deposited on account of the Redemption Price of Series A Convertible Preferred Shares that are converted after the making of that deposit shall be repaid to the Trust forthwith upon the conversion of such Series A Convertible Preferred Shares. Any interest accrued on any funds so deposited shall be property of, and paid to, the Trust. If the holders of Series A Convertible Preferred Shares so called for redemption shall not, at the end of two years from the Redemption Date, have claimed any funds so deposited, the bank or trust company shall pay over to the Trust the unclaimed funds, and the bank or trust company shall thereafter be relieved of all responsibility to those holders and those holders shall look only to the Trust for payment of the Redemption Price.

           (d) If fewer than all of the Series A Convertible Preferred Shares are to be redeemed, the Board of Trustees of the Trust shall allocate the aggregate number of shares to be redeemed pro rata (or as nearly pro rata as practicable) or by lot.

           6.     REDEMPTION AT THE OPTION OF THE HOLDER.

           (a) At any time, or from time to time, three years after the Issue Date of Series A Convertible Preferred Shares, the Series A Convertible Preferred Shares issued on such Issue Date shall be redeemable, in whole or in part, at the option of the Holder, upon the giving of notice as provided in SECTION 6(c) hereof, at a per share price equal to 100% of the Stated Value (the "Holder Redemption Price") plus accrued and unpaid dividends to and including the Holder Redemption Date, without interest.

           (b) If there occurs a Change in Control with respect to the Trust, then each share of Series A Convertible Preferred Shares may be redeemed, at the option of the holder thereof at any time from the date of such Change in Control until the expiration of 90 days after the date of the Notice of Change in Control has been received by such holder of Series A Convertible Preferred Shares, at the Change in Control Redemption Price.

           (c) At least 5 days prior to the date of the Holder's exercise of its option to have Series A Convertible Preferred Shares redeemed pursuant to SECTION 6(a) hereof (the "Holder Redemption Date"), written notice of such exercise of its option, stating the number of shares to be redeemed and the Holder Redemption Date, shall be mailed to the Trust (the "Holder Redemption Notice").

           On or after the Holder Redemption Date, each holder of Series A Convertible Preferred Shares to be redeemed shall present and surrender its certificate or certificates for such Series A Convertible Preferred Shares to the Trust at a place designated by the Trust, and thereupon, the Holder Redemption Price (together with any accrued by unpaid dividends to and including the Holder Redemption Date) for such Series A Convertible Preferred Shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled. In the event that fewer than all of the Series A Convertible Preferred Shares represented by such certificate shall be redeemed, a new certificate shall be issued to the person whose name appears on such certificate representing the unredeemed Series A Convertible Preferred Shares. The issuance of such new certificates shall be made without charge to the holder for any tax or withholding imposed in respect of the issuance thereof; provided that the Trust shall not be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the Series A Convertible Preferred Shares being redeemed.

           (d) If following the making of the Holder Redemption Notice contemplated by SECTION 6(c), but on or before any Holder Redemption Date, the Trust deposits with any bank or trust company in New York, as a trust fund, (1) a sum (including accrued and unpaid dividends) sufficient to redeem, on the Holder Redemption Date, the Series A Convertible Preferred Shares selected for redemption and (2) irrevocable instructions and authority to the bank or trust company to pay, on and after the Holder Redemption Date or prior thereto, the Holder Redemption Price of the Series A Convertible Preferred Shares to their respective holders upon the surrender of their share certificates, then within 90 days after the Holder Redemption Date, the shares so identified in the Holder Redemption Notice as shares to be redeemed shall be redeemed on the date the respective share certificates for such shares have been surrendered, or upon receipt of sufficient evidence as to lost, mutilated or destroyed share certificates, and dividends on those shares shall cease to accrue after, the Holder Redemption Date. Any shares identified in the Holder Redemption Notice to be redeemed, whose respective share certificates, or requisite evidence of loss, mutilation or destruction, have not been surrendered within 90 days of the Holder Redemption Date, shall not be redeemed, and the Holder Redemption Notice relating to such unredeemed shares shall be deemed cancelled, and such shares shall remain, and be deemed to have been, outstanding. The deposit shall constitute full payment of the shares to their holders and from and after the Holder Redemption Date the shares shall no longer be outstanding and the holders shall cease to be shareholders with respect to those shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the Holder Redemption Price of the shares without interest (upon the surrender of their certificates). Notwithstanding anything in this
SECTION 6(d) to the contrary, any rights of conversion which may be provided in this SECTION 2 for those shares shall continue until the Holder

Redemption Date. Any moneys so deposited on account of the Holder Redemption Price of Series A Convertible Preferred Shares that are converted after the making of that deposit shall be repaid to the Trust forthwith upon the conversion of such Series A Convertible Preferred Shares. Any interest accrued on any funds so deposited shall be property of, and paid to, the Trust. If the holders of Series A Convertible Preferred Shares so selected for redemption shall not, at the end of two years from the Holder Redemption Date, have claimed any funds so deposited, the bank or trust company shall pay over to the Trust the unclaimed funds, and the bank or trust company shall thereafter be relieved of all responsibility to those holders and those holders shall look only to the Trust for payment of the Holder Redemption Price.

           (e)   Votes on Redemption Default.

                 (1) In the event that the Trust fails to redeem any share of Series A Convertible Preferred Shares selected for redemption by the holder thereof pursuant to Section 6(a) or 6(b) above in the manner set forth in 6(c) and 6(d) above (the "Selected Shares"), then holders of Series A Convertible Preferred Shares shall be entitled to vote their Series A Convertible Preferred Shares, together with the holders of any Voting Parity Securities, in accordance with the procedures set forth below, (i) immediately to elect, as a class, two trustees to the Board of Trustees, and, (ii) if, on the first anniversary after the election (the "Redemption Initial Election") of such trustees, any Selected Shares have yet to be redeemed, to elect as a class the one additional trustee, and
(iii) if on each succeeding anniversary of the Redemption Initial Election, any Selected Shares have yet to be redeemed, to elect one additional trustee. So long as any Selected Shares are outstanding, the holders of Series A Convertible Preferred Shares shall retain the right to vote and elect, with the holders of such Voting Parity Securities, as a class, the trustees permitted by the preceding sentence, until all Selected Shares have been redeemed by the Trust. The period during which holders of Series A Convertible Preferred Shares retain such right is referred to as a "Redemption Default Period."

                 (2) So long as any Selected Shares are outstanding, during any Redemption Default Period, the voting right described in SUBSECTION (1) above may be exercised initially at a special meeting called pursuant to SUBSECTION (3) below or at any annual meeting of shareholders. The absence of a quorum of holders of Shares (or any class thereof) shall not affect the exercise of such voting rights by the holders of Series A Convertible Preferred Shares and Voting Parity Securities. Holders of Series A Convertible Preferred Shares and Voting Parity Securities shall be entitled, as among the class of holders of Series A Convertible Preferred Shares and Voting Parity Securities, to one vote for each $100 of Liquidation Preference represented by the shares so held.

                 (3)  Unless the holders of Series A Convertible
Preferred Shares and Voting Parity Securities, if any are then outstanding, have, during an existing Redemption Default Period, previously exercised their right to elect trustees, the Board may, and upon the request of the holders of record of not less than 10% of the aggregate liquidation preference of Series A Convertible Preferred Shares and Voting Parity Securities, the Board shall, order the calling of a special meeting of holders of Series A Convertible Preferred Shares and Voting Parity Securities, if any Series A Convertible Preferred Shares are then outstanding, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Trust. Notice of such meeting and of any annual meeting at which holders of Series A Convertible Preferred Shares and Voting Parity Securities are entitled to vote pursuant to this SUBSECTION (3) shall be given to each holder of record of Series A Convertible Preferred Shares by mailing a copy of such notice to such holder at such holder's last address as it appears on the books of the Trust. Such meeting shall be called for a date not later than 90 days after such order or request, or, in default of the calling of such meeting within 90 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the aggregate liquidation preference of the Series A Convertible Preferred Shares and Voting Parity Securities. Notwithstanding the provisions of this SUBSECTION (3), the Trust shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of shareholders of the Trust, at which meeting such trusteeships shall be filled by vote of the holders of Series A Convertible Preferred Shares and Voting Parity Securities.

                 (4) During any Redemption Default Period, the holders of Shares, and other classes of beneficial interest or other equity securities of the Trust, if applicable, shall continue to be entitled to elect all of the trustees unless and until the holders of Series A Convertible Preferred Shares and Voting Parity Securities shall have exercised their right to elect trustees voting as a class. After the exercise of this right (i) the trustees so elected by the holders of Series A Convertible Preferred Shares and Voting Parity Securities shall continue in office until the earlier of (A) such time as their successors shall have been elected by such holders and (B) the expiration of the Redemption Default Period, and (ii) any vacancy in the Board with respect to a trusteeship to be elected pursuant to this Section by the holders of Series A Convertible Preferred Shares and Voting Parity Securities may be filled by vote of the remaining trustee(s) previously elected by such holders. References in this SUBSECTION (c) to trustees elected by the holders of a particular class of shares of beneficial interest or other equity securities shall include trustees elected by such trustees to fill vacancies as provided in clause (ii) of the foregoing sentence.

                 (5) Immediately upon the expiration of a Redemption Default Period, (i) the right of the holders of Series A Convertible Preferred Shares to elect trustees pursuant to this Section shall cease,
(ii) the term of any trustees elected by the holders of Series A Convertible Preferred Shares and Voting Parity Securities pursuant to this Section shall terminate, and (iii) the number of trustees shall be such number as may be provided for in the Declaration of Trust or bylaws irrespective of any increase made pursuant to SUBSECTION (1) of this
SECTION 6(e) (such number being subject, however, to subsequent change in any manner provided by law or in the Declaration of Trust or bylaws).

           7.    PRIORITY OF SERIES A CONVERTIBLE PREFERRED SHARES IN
EVENT OF LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any Liquidation, after payment or provision for payment of the debts and other liabilities of the Trust, and after payment or provision for payment to holders of Senior Securities (provided that the issuance of such Senior Securities was duly approved by the holders of Series A Convertible Preferred Shares in accordance with the provision of SECTION 3(c) herein), the holders of Series A Convertible Preferred Shares shall be entitled to receive, out of the remaining net assets of the Trust, the amount of One Hundred dollars ($100.00) plus accrued and unpaid dividends (the "Liquidation Preference") in cash for each share of Series A Convertible Preferred Shares, before any payment shall be made or any assets distributed to the holders of the Shares or any other Junior Securities upon such Liquidation. If upon any Liquidation the amounts payable with respect to the Liquidation Preference of Series A Convertible Preferred Shares and any Parity Securities are not paid in full, the holders of Series A Convertible Preferred Shares and of the Parity Securities will share pro rata in the amounts payable and other property distributable with respect to such Liquidation so that the per share amounts to which holders of Series A Convertible Preferred Shares and the Parity Securities are entitled will in all cases bear to each other the same ratio that the Liquidation Preferences of the Series A Convertible Preferred Shares and the liquidation preference of the Parity Securities bear to each other. Except as otherwise provided in this SECTION 7, holders of Series A Convertible Preferred Shares shall not be entitled to any distribution in the event of Liquidation. Neither a consolidation, merger or other business combination of the Trust with or into another corporation or other entity, nor a sale or transfer of all or part of the Trust's assets for cash, securities or other property shall constitute a Liquidation for purposes of this SECTION 7. With regard to rights to receive distributions upon Liquidation, the Series A Convertible Preferred Shares shall rank prior to any other equity securities of the Trust, including the Shares of the Trust except with respect to Senior Securities and Parity Securities.

           8.     CONVERSION.

           (a) OPTIONAL CONVERSION. Each share of Series A Convertible Preferred Shares is convertible, at any time or from time to time prior to the close of business on the Redemption Date, in whole or in part, at the option of the holders thereof ("Optional Conversion"), into duly and validly issued, fully paid and nonassessable Shares at a rate of 19.4174 Shares for each share of Series A Convertible Preferred Shares, subject to adjustment as set forth below (such rate, as adjusted from time to time, being the "Conversion Rate"). If sufficient funds for redemption have been deposited as contemplated by SUBSECTIONS 5(a) or 6(a), the right of conversion of any Series A Convertible Preferred Shares called for redemption will terminate at the close of business on the Redemption Date or Holder Redemption Date, as applicable, with respect to such Series A Convertible Preferred Shares.

           Optional Conversion of Series A Convertible Preferred Shares may be effected by delivering the certificates evidencing such Series A Convertible Preferred Shares, together with written notice of conversion and proper assignment of such certificates to the Trust or in blank, to the office maintained by the Trust for that purpose. Each Optional Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied and the person or persons entitled to receive the Shares deliverable upon conversion of the Series A Convertible Preferred Shares shall be treated for all purposes as the record holder or holders of such

Shares at such time on such date. The Optional Conversion shall be at the Conversion Rate in effect at such time on such date.

           (b) ISSUANCE OF SHARE CERTIFICATES. Upon any conversion described in SECTION 8(a) above, the Trust shall, as soon as practicable after the surrender for conversion of certificates evidencing Series A Convertible Preferred Shares and compliance with any other required conditions, deliver to the person for whom such Series A Convertible Preferred Shares are so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full Shares to which such person shall be entitled, together with a cash payment in respect of any fraction of a Share as hereinafter provided.

           (c) ADJUSTMENT. From and after October 10, 1997, the Conversion Rate is subject to adjustment from time to time as provided below in this SECTION 8(c).

                 (1) If the Trust shall fix a Determination Date with respect to the payment of, or the making of, a dividend or other distribution with respect to its Shares in Shares (including by way of reclassification of any of its Shares), the Conversion Rate in effect at the opening of business on the day following the Determination Date shall be increased by multiplying the Conversion Rate in effect at the closing of business on the Determination Date by a fraction, the numerator of which shall be the sum of the number of Shares outstanding at the close of business on the Determination Date, excluding the effect of such dividend or distribution, plus the total number of Shares constituting such dividend or other distribution, and the denominator of which shall be the number of Shares outstanding at the close of business on the Determination Date, excluding the effect of such dividend or distribution, such increase to become effective at the opening of business on the day following the Determination Date. For the purposes of this clause (1), the number of Shares at any time outstanding shall not include -shares held in the treasury of the Trust and the number of shares constituting such dividend ()r other distribution shall include, if applicable, shares represented by cash issued in lieu of fractional Shares.

                 (2) If outstanding Shares shall be subdivided or split into a greater number of Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding Shares shall be combined into a lesser number of Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective at the opening of business on the day following the day upon which such subdivision or split or combination becomes effective.

                 (3) If the Trust shall distribute to holders of Shares evidences of indebtedness, equity securities other than Shares (including, without limitation, equity interests in the Trust's subsidiaries) or other assets (other than regular cash dividends), or shall distribute to holders of Shares rights, options or warrants to subscribe to securities, then in each such case the Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per Share on the record date mentioned below, and of which the denominator shall be such Current Market Price less the then fair market value of the evidences of indebtedness, equity securities and assets so distributed, or of such subscription rights, warrants or options, applicable to one Share. For the purposes of this SUBSECTION (3), in the event of a distribution of shares of capital stock or other securities of any subsidiary of the Trust as a dividend on Shares, the "then fair market value" of the shares or other securities so distributed shall be the greater of (X) the value of such shares or other securities on the record date mentioned below as determined by an independent appraiser of national repute appointed in good faith, by the Board of Trustees, and (y) the Current Market Price of the shares or other securities so distributed as of a date 20 days following the distribution date thereof Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                 (4) If the Trust shall sell, transfer, or otherwise convey Shares at a gross price per share (the "Sale Price") less than the Implied Price (or, if previously adjusted pursuant to this SUBSECTION (4), at a price per share less than the lowest of all the preceding Sale Prices) per Share, then in such case the Conversion Rate shall be adjusted so, that it shall equal the rate determined by dividing the Stated Value per Series A Convertible Preferred Share in effect immediately prior to the date of such conveyance by the Sale Price. Notwithstanding the foregoing, the Trust shall not, issue, sell, transfer, or otherwise convey Shares at less than their fair market value as determined in the reasonable good faith judgment of the Board of Trustees (which fair market value, under all the circumstances relevant, might not be equivalent to the Current Market Price).

                 (5) All adjustments to the Conversion Rate will be calculated to the nearest 1/100th of a Share. No adjustment in the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent in the Conversion Rate; PROVIDED, however, that any adjustments which by reason of this SECTION 8(c)(5) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments to the Conversion Rate shall be made successively.

           (d)   ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION OR MERGER.
If there shall occur any capital reorganization or any reclassification of the beneficial interest or other equity securities of the Trust, consolidation, merger or other business combination of the Trust with or into another corporation or other entity, or the conveyance of all or substantially all of the assets of the Trust to another corporation or other entity, each share of Series A Convertible Preferred Shares shall thereafter be convertible into the number of shares or other securities or property to which a holder of the number of Shares deliverable upon conversion of each share of Series A Convertible Preferred Shares would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance. In any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions hereof with respect to the rights of the holders of Series A Convertible Preferred Shares such that the provisions hereof (including, without limitation, provisions with respect to changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as reasonably practicable, in relation to any shares or other property thereafter deliverable upon the conversion of the Series A Convertible Preferred Shares.

           (e) COMPUTATION AND NOTIFICATION OF ADJUSTMENT. Whenever the Conversion Rate is (or in the case of clause (3) below, will be) adjusted as provided in SECTION 8, the Trust shall:

                 (1) forthwith compute the adjusted Conversion Rate in accordance with this SECTION 8 and prepare a certificate signed and verified by the Chairman of the Board, the President or a Vice President of the Trust and by the Chief Financial Officer, the Treasurer or an Assistant Treasurer of the Trust setting forth the adjusted Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, and shall maintain such certificate at its principal executive office; and

                 (2) mail a notice stating that the Conversion Rate has been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Conversion Rate, to the holders of record of the outstanding Series A Convertible Preferred Shares at their last addresses as they shall appear on the stock register of the Trust, as soon as practicable after such adjustment has been made.

                 (3) at least twenty (20) days prior to the record date therefor, mail a notice to each holder of Series A Convertible Preferred Shares stating, if applicable, (a) the date as of which the holders of record of Shares to be entitled to a dividend, distribution, split, right, option or warrant are to be determined and a reasonably detailed description of such dividend, distribution, split, right, option or warrant, or (b) the date on which a reorganization, reclassification, consolidation, merger, sale, lease, transfer, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of Shares shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, transfer, liquidation, dissolution or winding-up.

           9. NO FRACTIONAL SHARES. No fractional Shares shall be issued upon the conversion of any Series A Convertible Preferred Shares. Upon any such conversion, in lieu of any fractional Share otherwise issuable in respect of the aggregate number of Series A Convertible Preferred Shares of any holder that are converted, such holders shall be entitled to receive an amount in cash (computed to the nearest cent, with one-half cent rounded upward) equal to the same fraction of the current value of one Share, such value to be conclusively determined by the Board in its sole and absolute discretion. If more than one share of Series A Convertible Preferred Shares shall be surrendered for conversion at one time by or for the same holder, the number of full Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Convertible Preferred Shares so surrendered.

           10. RESERVATION OF SHARES. The Trust shall at all times reserve and keep available out of its authorized and unissued Shares, solely for issuance upon the conversion of Series A Convertible Preferred Shares as herein provided, free from any preemptive rights, such number of Shares as shall from time to time be sufficient to permit the conversion of all the Series A Convertible Preferred Shares then outstanding.

           11. STATUS OF REDEEMED OR CONVERTED SERIES A CONVERTIBLE PREFERRED SHARES. So long as Series A Convertible Preferred Shares redeemed by the Trust or converted into Shares will be restored to the status of authorized but unissued Preferred Shares and may not thereafter be issued as Series A Convertible Preferred Shares. Upon the redemption or conversion of Series A Convertible Preferred Shares such that no Series A Convertible Preferred Shares remain outstanding, all unissued Series A Convertible Preferred Shares will be restored to the status of authorized but unissued Preferred Shares without designation as to series and may not thereafter be issued as Series A Convertible Preferred Shares.

     IN WITNESS WHEREOF, the Trust has executed this Certificate of Designations as of the 20th day of August, 1998.


                            BANYAN STRATEGIC REALTY TRUST



                            By:        /s/ Leonard G. Levine
                                       _____________________
                            Name:      Leonard G. Levine
                            Title:     President